Exhibit 10.1.51
EXECUTION COPY

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
among
THE ROYAL BANK OF SCOTLAND PLC,
in its capacity as Administrative Agent,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
in its capacity as Collateral Agent and as Depositary Bank,
Each Other SECURED PARTY From Time to Time Party Hereto,
MIRANT MARSH LANDING, LLC,
as the Borrower
Dated as of October 8, 2010

-i-

-ii-

AGREEMENT
     COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 8, 2010 among MIRANT MARSH LANDING, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), THE ROYAL BANK OF SCOTLAND PLC, in its capacity as Administrative Agent (the “Administrative Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacities as Collateral Agent (the “Collateral Agent”) and as Depositary Bank (the “Depositary Bank”) and each other Secured Party from time to time party hereto.
RECITALS
     WHEREAS, the Borrower wishes to finance the development and construction of an approximately 760 MW natural gas-fired turbine generator facility to be located near Antioch, California;
     WHEREAS, the Borrower, the Collateral Agent, the Depositary Bank, the Administrative Agent and the Lenders are entering into the Credit Agreement dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower may enter into additional Secured Obligation Documents with additional Secured Parties from time to time; and
     WHEREAS, the parties hereto desire to set forth in this Agreement, among other things, certain provisions with respect to the Accounts, including establishment thereof and distributions and withdrawals therefrom, as well as certain intercreditor provisions, including the method of voting and decision making for the Secured Parties and the application of proceeds upon enforcement following a Secured Obligation Event of Default;
     NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, each of the parties signatory hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND OTHER MATTERS
1.01	Definitions. Unless otherwise defined herein, terms defined in Section 1.01 of the Credit Agreement are used herein (including the introductory paragraph and recitals of this Agreement) as defined therein. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

“Accelerated Contribution Amount” has the meaning given to such term in the Equity Contribution Agreement.

“Acceptable Bank” means (a) each Lead Arranger and (b) any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign
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commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of at least two of the following: A2 or better by Moody’s, A or better by S&P or A or better by Fitch.

“Accession Agreement” means an accession agreement substantially in the form attached as Exhibit D.

“Accounts” means the Accounts set out in Section 2.02.

“Accounts Withdrawal Certificate” means a certificate substantially in the form of Exhibit B and appropriately completed and delivered by the Borrower.

“Additional Secured Obligation” has the meaning given to such term in Section 10.17(b)(i).

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Administrative Costs” means all of the Borrower’s obligations to pay administrative fees, costs and expenses, including indemnity payments, to the Depositary Bank and any Agent as provided under the Financing Documents.

“Agents” means the “Agents” as defined pursuant to the Credit Agreement, and any Replacement Letter of Credit Administrative Agent.

“Aggregate Exposure” means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by a Secured Party:
(a) the aggregate principal amount of Loans outstanding under the Credit Agreement; plus

(b) the aggregate DSR Letter of Credit Exposure under the Credit Agreement; plus

(c) the aggregate PPA Letter of Credit Exposure under the Credit Agreement; plus

(d) the aggregate amount of unused Commitments under the Credit Agreement; plus

(e) subject to Section 6.02, the Permitted Swap Agreement Obligations Amount; plus

(f) the aggregate principal amount of Replacement Letter of Credit Loans outstanding under any Replacement Letter of Credit Facility; plus

(g) the aggregate amount of unused commitments under any Replacement Letter of Credit Facility; plus
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(h) the aggregate Replacement Letter of Credit Exposure under the Replacement Letter of Credit Facility.
“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.
“Authorized Officer” means, with respect to any Person, any executive officer or Financial Officer of such Person or any member or manager of such Person responsible for the administration of the obligations of such Person in respect of this Agreement and any other Transaction Document.
“Base Equity Contribution” has the meaning assigned to such term in the Equity Contribution Agreement.
“Borrower” has the meaning assigned to such term in the introductory paragraph hereof.
“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.
“Commitment Fees” means the commitment fees payable by the Borrower pursuant to Section 2.10(a) of the Credit Agreement and pursuant to any Replacement Letter of Credit Facility.
“Condemnation Proceeds” means all amounts and proceeds (including instruments) received in respect of an Event of Taking.
“Construction Account” has the meaning assigned to such term in Section 2.02(a)(i).
“Construction Account Withdrawal Certificate” means a certificate substantially in the form of Exhibit A and appropriately completed and delivered by the Borrower.
“CPI” means the Customer Price Index, All Urban Customers for All Items (1982-84=100), in effect as of January 1 of each calendar year, as published by the United States Department of Labor, Bureau of Labor Statistics or any successor index thereof, or if such index is discontinued or unavailable and is not replaced, then another index published by the United States Department of Labor, Bureau of Labor Statistics as mutually agreed.
“Credit Agreement” has the meaning assigned to such term in the Recitals.
“Debt Payment Deficiency” has the meaning assigned to such term in Section 3.03(d)(iii).
“Debt Service Reserve Account” has the meaning assigned to such term in Section 2.02(a)(iv).
“Denominator” has the meaning assigned to such term in Section 6.03(b).
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“Depositary Bank” has the meaning assigned to such term in the introductory paragraph hereof.
“Depositary Collateral” has the meaning assigned to such term in Section 2.03.
“DIP Financing” has the meaning given to such term in Section 7.07.
“Distribution Account” has the meaning assigned to such term in Section 2.02(a)(viii).
“Excess Reserve Amount” has the meaning assigned to such term in Section 3.03(d)(iv).
“Financial Assets” has the meaning assigned to such term in Section 2.01(b).
“Financing Documents” means, collectively, any agreement, certificate, document or instrument constituting a “Financing Document” under the Credit Agreement and (to the extent that the Replacement Issuing Lenders and Replacement Lenders under a Replacement Letter of Credit Facility (or a Replacement Letter of Credit Administrative Agent on their behalf) execute an Accession Agreement) Replacement Letter of Credit Facility.
“Foreclosure Action” means the commencement of any action by the Collateral Agent or any assignee or designee of the Collateral Agent, acting pursuant to the written instructions of the Required Secured Parties under Section 7.02 hereof following an Intercreditor Vote, to (i) foreclose upon the assets and properties of the Project, (ii) otherwise exercise remedies to acquire or transfer (or to cause any assignee or designee to acquire or transfer) ownership of the membership interests of the Borrower or substantially all of the assets and properties of the Project, by assignment in lieu of foreclosure or otherwise, or (iii) otherwise exercise rights and remedies under the Financing Documents, in each case following a Secured Obligation Event of Default of which the Collateral Agent has been notified in writing by the Administrative Agent.
“Insurance/Condemnation Proceeds Account” has the meaning assigned to such term in Section 2.02(a)(vii).
“Intercreditor Vote” means a vote conducted in accordance with the procedures set forth in Article VI among the Secured Parties.
“Interest Payment Account” has the meaning assigned to such term in Section 2.02(a)(v).
“Letter of Credit Fees” means the participation fees and fronting fees payable by the Borrower pursuant to Section 2.10(b) of the Credit Agreement and pursuant to any Replacement Letter of Credit Facility.
“Major Maintenance Account” has the meaning assigned to such term in Section 2.02(a)(ix).
“Major Maintenance Expenses” means costs and expenses for regularly scheduled (or reasonably anticipated) major maintenance on the gas turbines of the Project, including,
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but not limited to, hot gas path inspections, major overhauls and inspections, and generator inspections.
“Major Maintenance Contribution Amount” means (i) prior to and including the first 900 starts of each gas turbine, $9,360 per each start of a gas turbine, (ii) thereafter, $9,818 per each start of a gas turbine until the 1,800th start, and (iii) thereafter, $9,360 per each start of a gas turbine, in each case the rate adjusted annually on January 1st by the change in CPI from the prior January 1st.
“Modification” and “Modify” mean, with respect to any Secured Obligation Document, any amendment, supplement, Waiver or other modification of the terms and provisions thereof.
“Non-Voting Lender” has the meaning assigned to such term in Section 6.02(b).
“Notice of Default” has the meaning assigned to such term in Section 7.01.
“Numerator” has the meaning assigned to such term in Section 6.03(b).
“Operating Account” has the meaning assigned to such term in Section 2.02(a)(ii).
“Ordinary Course Settlement Payments” means all regularly scheduled payments due under any Permitted Swap Agreement from time to time, calculated in accordance with the terms of such Permitted Swap Agreement, but excluding, for the avoidance of doubt, any Termination Payments due and payable under such Permitted Swap Agreement.
“Permitted Borrower Bank Account” means, no more than one demand deposit account (other than the Accounts) established by the Borrower at its election with an Acceptable Bank with prior written notice to the Administrative Agent and the Collateral Agent, which shall be subject to an account control agreement with the Collateral Agent in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
“Permitted Construction Account Distribution Amount” means an amount equal to up to 85% of the remaining Term Loan Commitment that is available after (i) the funding in full of the Debt Service Reserve Account in the amount of the Debt Service Reserve Required Amount (except to the extent satisfied by the issuance of the Debt Service Reserve Letter of Credit), and less (ii) the amount required to be maintained in the Construction Account after the Conversion Date pursuant to Section 3.03(a)(iii).
“Permitted Investments” means: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits with the Collateral Agent and any Issuing Lender, and time deposits, certificates of deposit and banker’s acceptances issued by an Acceptable Bank; (d) commercial paper or tax-exempt obligations given one of the three highest ratings by S&P and Moody’s; (e) obligations of the Collateral Agent or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above, in respect of the
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repurchase of obligations of the type as described in clauses (a) and (b) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by the Collateral Agent or any Issuing Lender, or such other bank; (f) a money market fund or a qualified investment fund (including any such fund for which the Collateral Agent or any Issuing Lender or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P and Moody’s; (g) Eurodollar certificates of deposit issued by the Collateral Agent or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above; and (h) Permitted Swap Agreements. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than 90 days after the date of investment, unless the Collateral Agent or any Issuing Lender or a bank meeting the requirements of clause (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 90 days after its purchase hereunder. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.
“Permitted Swap Agreement Obligations Amount” means, with respect to any Permitted Swap Agreement on any date, the Termination Payment under such Permitted Swap Agreement determined in accordance with such Permitted Swap Agreement.
“Prepayment Account” has the meaning assigned to such term in Section 2.02(a)(x).
“Principal Payment Account” has the meaning assigned to such term in Section 2.02(a)(vi).
“Remedies Direction” has the meaning assigned to such term in Section 7.02(a).
“Replacement Issuing Lender” means an issuing lender or issuing bank under any Replacement Letter of Credit Facility.
“Replacement Lender” means a lender under any Replacement Letter of Credit Facility.
“Replacement Letter of Credit” means a letter of credit issued under any Replacement Letter of Credit Facility.
“Replacement Letter of Credit Administrative Agent” means the administrative agent or other similar agent specified under any Replacement Letter of Credit Facility, provided that such Person shall have executed an Accession Agreement.
“Replacement Letter of Credit Exposure” means, with respect to any Replacement Lender at any time, such Replacement Lender’s applicable percentage of the sum of (a) the aggregate undrawn amount of any Replacement Letter of Credit at such time plus (b) the aggregate amount of all Replacement Letter of Credit disbursements that have not yet
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been reimbursed by or on behalf of the Borrower at such time pursuant to the terms of the Replacement Letter of Credit Facility.
“Replacement Letter of Credit Loans” means the loans provided by the Replacement Lenders under any Replacement Letter of Credit Facility.
“Required Secured Parties” means, at any time, Secured Parties representing at least a majority of the Aggregate Exposure, as determined pursuant to Section 6.03(b) and confirmed by the Administrative Agent to the Collateral Agent in writing.
“Revenue Account” has the meaning assigned to such term in Section 2.02(a)(iii).
“Secured Obligation Default” means the occurrence and continuation of a “Default” (or equivalent) under, and as defined in, any Secured Obligation Document, including the occurrence and continuation of any event that, with notice or lapse of time or both, would give rise to a Termination Payment under any Permitted Swap Agreement.
“Secured Obligation Documents” means, collectively, (a) the Financing Documents (other than the Permitted Swap Agreements) and (b) any Permitted Swap Agreement with a counterparty that becomes party hereto by executing and delivering an Accession Agreement.
“Secured Obligation Event of Default” means the occurrence and continuation of an “Event of Default” (or equivalent) under, and as defined in, any Secured Obligation Document, including the occurrence and continuation of any event that would give rise to a Termination Payment under any Permitted Swap Agreement.
“Secured Obligations” means, collectively, all obligations and liabilities of any Loan Party arising under or in connection with all Financing Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (i) the principal of and interest on all Loans and Replacement Letter of Credit Loans, (ii) all amounts payable under any Permitted Swap Agreements, (iii) fees payable under any Financing Document, (iv) all other amounts payable by a Loan Party to any Agent, any Issuing Lender or Replacement Issuing Lender or any Lender or Replacement Lender pursuant to any Financing Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all reasonable fees, charges, expenses and disbursements of counsel , but limited to one counsel to Agent, any Issuing Lender or any Lender) due and payable to any Agent, any Issuing Lender or Replacement Issuing Lender or any Lender or Replacement Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to a Loan Party and (v) the performance and observance of all of the covenants and agreements made by the Loan Party for the benefit of the Secured Parties under and in connection with any Financing Document.
“Secured Party” means (i) the Agents, (ii) the Issuing Lenders and the Lenders, (iii) any person party to a Permitted Swap Agreement and (iv) any Replacement Issuing Lender and Replacement Lender under a Replacement Letter of Credit Facility (or a
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Replacement Letter of Credit Administrative Agent on their behalf) that, in the case of (iii) and (iv) only, executes and delivers an Accession Agreement.
“Swap Bank” means, at any time, any counterparty to a Permitted Swap Agreement at such time.
“Swap Early Termination Date” means the date of early termination of any Permitted Swap Agreement in accordance with the terms thereof and this Agreement.
“Swap Termination Certificate” means a certificate of any Swap Bank stating that a Swap Early Termination Date has occurred or has been designated under a Permitted Swap Agreement to which it is a party and setting forth the resulting Termination Payment.
“Termination Payment” means any amount payable by the Borrower in connection with an early termination (whether as a result of the occurrence of an event of default or other termination event) of any Permitted Swap Agreement in accordance with the terms thereof and this Agreement; provided that for the avoidance of doubt, “Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Permitted Swap Agreement.
“Transfer Date” means the last Business Day of each month or such other Business Day of each month as notified to the Collateral Agent and the Depositary Bank by the Borrower no less than five (5) Business Days prior to such date.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Unanimous Voting Parties” means, with respect to any proposed decision or action hereunder, the votes of the Secured Parties representing 100% of the Aggregate Exposure.
“Voting Party Percentage” means, in connection with any proposed decision or action hereunder, the actual percentage, as determined pursuant to Section 6.03(b), of allotted votes of the Secured Parties entitled to vote with respect to such decision or action cast in favor of such decision or action.
“Waiver” means, with respect to any particular conduct, event or other circumstance, any change to an obligation of any Person under any Secured Obligation Document requiring the consent of one or more Secured Parties, which consent has the effect of excusing performance of or compliance with such obligation, or any Secured Obligation Default or Secured Obligation Event of Default with respect thereto to the extent relating to such conduct, event or circumstance; provided, however, that any Waiver shall be limited in time and substance solely to the particular conduct, event or circumstance and shall not purport, directly or indirectly, to alter or otherwise modify the relevant obligation with respect to future occurrences of the same conduct, event or circumstance.
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1.02	Interpretation.
(a)	Principles of Construction. The principles of construction and interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply to this Agreement as if set forth herein, mutatis mutandis.

(b)	Withdrawals to Occur on a Business Day. In the event that any withdrawal, transfer or payment to or from any Account contemplated under this Agreement shall be required to be made on a day that is not a Business Day, such withdrawal, transfer or payment shall be made on the next succeeding Business Day.
1.03	Uniform Commercial Code. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires.
ARTICLE II
THE COLLATERAL AGENT, THE DEPOSITARY BANK AND THE
ESTABLISHMENT OF THE ACCOUNTS
2.01	Collateral Agent and the Depositary Bank.
(a)	Securities Intermediary.
(i)	In its capacity as Depositary Bank hereunder, Deutsche Bank Trust Company Americas hereby agrees to act as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Accounts and the Financial Assets credited to such Accounts, and, to the extent that any of the Accounts are determined not to be securities accounts, as a “bank” (within the meaning of 9-102(a)(8) of the UCC) with respect to the Accounts and credit balances not constituting Financial Assets credited thereto, and to accept all cash, payments, Permitted Investments and other amounts to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement. The Depositary Bank shall hold and safeguard the Accounts during the term of this Agreement in accordance with the provisions of this Agreement.

(ii)	The Borrower shall not have any rights to withdraw or transfer funds from the Accounts, as third party beneficiary or otherwise, except as otherwise provided herein.
(b)	Accounts Maintained as UCC “Securities Accounts”. The Collateral Agent, the Depositary Bank and the Borrower hereby agree that (i) the Depositary Bank has established, in the name of the Borrower, the Accounts as set forth in Section 2.02(a); (ii) each such Account is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the UCC); (iii) the Borrower is the sole “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC, the “Financial Assets”) credited to such Accounts; (iv) all
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Financial Assets in registered form or payable to, or to the order of, and credited to, any such Account shall be registered in the name of, payable to, or to the order of, or specially endorsed to, the Depositary Bank or in blank, or credited to another securities account maintained in the name of the Depositary Bank; and (v) in no case will any Financial Asset credited to any such Account be registered in the name of, payable to, or to the order of, or endorsed to, the Borrower except to the extent the foregoing have been subsequently endorsed by the Borrower to the Depositary Bank or in blank. Each item of Property (including cash, a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Account shall to the fullest extent permitted by law be treated as a Financial Asset.

Until the Termination Date, the Collateral Agent shall have “control” (within the meaning of Section 8-106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of, and shall be entitled to provide “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) with respect to, the Accounts and of the Borrower’s “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts. All property delivered to the Depositary Bank pursuant to this Agreement will be promptly credited to the applicable Account in accordance with the terms hereof. The Borrower hereby irrevocably directs, and the Depositary Bank (in its capacity as securities intermediary) hereby agrees, that the Depositary Bank will comply with all instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Account and any Financial Asset therein originated by the Collateral Agent without the further consent of the Borrower or any other Person. In the case of a conflict between any instruction or order originated by the Collateral Agent and any instruction or order originated by the Borrower or any other Person (other than a court of competent jurisdiction), the instruction or order originated by the Collateral Agent shall prevail. The Depositary Bank shall not change the name or account number of any Account without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed) and at least five Business Days’ prior notice to the Borrower, and shall not change the entitlement holder with respect to any Financial Asset credited thereto.

To the extent that any of the Accounts are determined not to be “securities accounts” (within the meaning of Section 8-501(a) of the UCC), such Accounts shall be deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC), which the Borrower shall maintain with the Depositary Bank acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) pursuant to Section 2.01(a)(i). The Depositary Bank shall credit the Accounts with all receipts of interest, dividends and other income received on the Property held in the Accounts. The Depositary Bank shall administer and manage the Accounts in strict compliance with all the terms applicable to the Accounts pursuant to this Agreement, and shall be subject to and comply with all the obligations of the Depositary Bank with respect to the Accounts pursuant to the terms of this
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Agreement. The Depositary Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing disposition of funds and all other Property in the Accounts without any further consent of the Borrower or any other Person.
(c)	Jurisdiction of Depositary. The Borrower, the Collateral Agent and the Depositary Bank agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Accounts, the jurisdiction of the Depositary Bank (in its capacity as securities intermediary and as bank) is the State of New York and the laws of the State of New York govern the establishment and operation of the Accounts.

(d)	Degree of Care; Liens. The Depositary Bank shall exercise the same degree of care in administering the funds held in the Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law. The Depositary Bank is not party to and shall not execute and deliver, or otherwise become bound by, any agreement (other than this Agreement) under which the Depositary Bank agrees with any Person other than the Collateral Agent (and, to the extent set forth herein, the Borrower and the Administrative Agent and the Replacement Letter of Credit Administrative Agent, but subject to Section 2.01(b)) to comply with entitlement orders or instructions originated by such Person relating to any of the Accounts or the security entitlements that are the subject of this Agreement. The Depositary Bank shall not grant or accept any Lien on any Financial Asset (other than any Lien granted under the Security Documents) and shall, if any such Lien shall nevertheless be created, use commercially reasonably efforts to cause the prompt release or discharge of the same.

(e)	Subordination of Lien; Waiver of Set-Off. In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien over any Account or in any Depositary Collateral, the Depositary Bank agrees that such Lien shall (except to the extent provided in the last sentence of this Section 2.01(e)) be subordinate to the Lien of the Collateral Agent. The Financial Assets standing to the credit of the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except to the extent of Depositary Bank’s usual and customary charges and returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Accounts including automatic clearinghouse or other electronic entries and later reversed, whether for insufficient funds or for any other reason and without regard for the timeliness of return or reversal, and the Borrower and the Collateral Agent hereby authorize the Depositary Bank to debit the applicable Accounts for such amounts).
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(f)	No Other Agreements. None of the Depositary Bank, the Collateral Agent or the Borrower has entered or will enter into any agreement with respect to any Account or any other Depositary Collateral, other than this Agreement and the other Financing Documents.

(g)	Notice of Adverse Claims. The Depositary Bank hereby represents that, except for the claims and interests of the Collateral Agent and the Borrower in the Accounts, the Depositary Bank, (i) as of the Closing Date, has no knowledge of, and has received no notice of, and (ii) as of each date on which any Account is established pursuant to this Agreement, has received no notice of, any claim to, or interest in, any Account or in any other Depositary Collateral. If any Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any other Depositary Collateral, the Depositary Bank, upon obtaining written notice thereof, will promptly notify the Collateral Agent and the Borrower thereof.

(h)	Reports; Documents. The Depositary Bank shall provide to the Borrower and the Agents, and the Administrative Agent and Replacement Letter of Credit Administrative Agent in turn shall promptly provide to the Lenders and Replacement Lenders, respectively, a monthly statement of all deposits to, disbursements from and interest and earnings credited to each Account. The Depositary Bank shall retain records of all receipts, disbursements and investments of funds with respect to the Accounts until the third anniversary of the Termination Date. Upon written request, the Depositary Bank shall provide the Borrower and the Agents with online access to view all activity with respect to the Accounts.

(i)	Receipt of Certain Funds. If any Agent receives directly any amount that is payable to an Account (due to such amount not being paid directly to the applicable Account), such Agent (at the direction of the Collateral Agent) shall deposit such amount in the applicable Account, and the obligations of the Borrower to deposit such amount into such Account shall be deemed satisfied upon such deposit.
2.02	The Accounts.
(a)	Establishment of Accounts. As of the Closing Date, the Depositary Bank has established the following special, segregated and irrevocable collateral accounts at its offices located in New York City bearing the names and account numbers identified in Schedule I (such accounts, collectively, the “Accounts”) each of which shall be maintained at all times by the Depositary Bank in accordance with the terms of this Agreement until the termination of this Agreement (unless this Agreement otherwise expressly contemplates closure of such Account prior to the date of the termination of this Agreement):
(i)	the Construction Account (the “Construction Account”), in the name of the Borrower;
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(ii)	the Operating Account (the “Operating Account”), in the name of the Borrower;

(iii)	the Revenue Account (the “Revenue Account”), in the name of the Borrower;

(iv)	the Debt Service Reserve Account (the “Debt Service Reserve Account”), in the name of the Borrower;

(v)	the Interest Payment Account (the “Interest Payment Account”), in the name of the Borrower;

(vi)	the Principal Payment Account (the “Principal Payment Account”), in the name of the Borrower;

(vii)	the Insurance/Condemnation Proceeds Account (the “Insurance/Condemnation Proceeds Account”), in the name of the Borrower;

(viii)	the Distribution Account (the “Distribution Account”), in the name of the Borrower;

(ix)	the Major Maintenance Account (the “Major Maintenance Account”)_in the name of the Borrower; and

(x)	the Prepayment Account (the “Prepayment Account”), in the name of the Borrower.

In addition, for administrative purposes, the Depositary Bank may open from time to time any additional accounts (which may be deemed “sub-accounts” of existing Accounts), as directed in writing by the Collateral Agent and (so long as no Secured Obligation Event of Default has occurred and is continuing) the Borrower.
(b)	Account Names and Numbers. The names and account numbers of the Accounts established hereunder on or prior to the Closing Date are set out on Schedule I. The Depositary Bank shall advise the Agents and the Borrower in writing of the account name and number of any Account established hereunder by the Depositary Bank and the Borrower, if any, after the Closing Date.

(c)	No Other Accounts. The Borrower shall not open or maintain or cause to be opened or maintained with any bank or other financial institution any deposit, savings or other account other than the Accounts, the Permitted Borrower Bank Account and any other accounts expressly permitted by the Financing Documents.
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(d)	Accounts Constitute Collateral.
(i)	Each Account and all amounts from time to time held in or credited to such Account shall be subject to the Lien of the Collateral Agent intended to be created by the Security Documents for the benefit of the Secured Parties.

(ii)	Each Account and all amounts from time to time held in such Account shall be held in the custody of, and maintained by the Depositary Bank for the purposes and on the express terms set out in this Agreement. All such amounts shall constitute a part of the Depositary Collateral and shall not constitute payment of any Secured Obligations or any other obligations of the Borrower until expressly applied thereto in accordance with the provisions of this Agreement or the other Financing Documents.
(e)	Standing Instructions. The Borrower and each Agent hereby irrevocably instruct and authorize the Depositary Bank to deposit funds (promptly upon receipt thereof) into, and transfer and withdraw funds from, the Accounts in accordance with the terms of this Agreement and the other Financing Documents.
2.03	Grant of Lien on Accounts. As collateral security for the prompt and complete payment and performance when due of the Secured Obligations, the Borrower has, pursuant to the Security Agreement, assigned, granted and pledged to the Collateral Agent on behalf of and for the benefit of the Secured Parties (subject to Section 3.06(a)), a security interest in each Account, and all cash, investments, investment property, securities or other property, including any security entitlements with respect to any of the foregoing, at any time on deposit in or credited to any Account, including all income or gain earned thereon and any proceeds thereof (collectively, the “Depositary Collateral”).
ARTICLE III
PROVISIONS APPLICABLE TO ACCOUNTS
3.01	Permitted Investments.
(a)	Permitted Investments. Pending the application of funds in accordance with this Article III, funds held in any Account shall be invested and reinvested in Permitted Investments (other than Permitted Investments set forth in clause (h) of the definition thereof) by the Depositary Bank upon written direction of the Borrower (which may be in the form of a standing instruction) or, if a Secured Obligation Event of Default has occurred and is continuing, of the Collateral Agent, only in Permitted Investments, and with respect to those amounts next anticipated to be transferred or withdrawn, having a scheduled maturity no later than such next anticipated cash withdrawal or transfer from such Account. In the event no written instructions of the Borrower (or, if applicable of the Collateral Agent), is received by 11:00 a.m., New York time on any Business Day, such funds shall be held uninvested. All funds in an Account that are invested pursuant
Collateral Agency Agreement

to this Section 3.01(a) shall be deemed to be held in such Account for purposes of this Agreement and the other Financing Documents and shall constitute part of the Depositary Collateral. The Borrower’s right to direct the manner of investment to the extent provided in this Section 3.01(a) includes the right (i) to direct the Depositary Bank to sell any Permitted Investment or hold it until maturity and (ii) upon any sale or maturity of any Permitted Investment, to direct the Depositary Bank to reinvest the proceeds thereof, plus any interest received by the Depositary Bank thereon, in Permitted Investments or to hold such proceeds and interest for application pursuant to the terms of this Agreement. Except as otherwise provided herein, net interest or gain received, if any, from such Permitted Investments shall be deposited into the applicable Account until applied in accordance with Section 3.01(d). The Borrower shall bear all risk of loss of capital from investments in Permitted Investments except to the extent that any such loss has resulted from the Depositary Bank’s or the Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final judgment from which no appeal may be taken. It is agreed and understood that the Depositary Bank may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Depositary Bank be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Depositary Bank or its affiliates are permitted to receive additional compensation that could be deemed to be in the Depositary Bank’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using affiliates to effect transactions in certain investments and (iii) effecting transactions in investments.
(b)	Liability of Depositary Bank.
(i)	The Depositary Bank shall not have any duty to determine whether any investment or reinvestment of monies in any Account satisfies the criteria set out in the definition of “Permitted Investments”.

(ii)	Except as provided in Section 3.01(a) and Section 9.06, the Depositary Bank shall not be liable for any loss or penalities resulting from any investment in any Permitted Investment or the sale, disposition, redemption or liquidation of such investment or by reason of the fact that the proceeds realized in respect of such sale, disposition, redemption or liquidation were less than that which might otherwise have been obtained.
(c)	Liquidation to Make Disbursements. If and when cash is required for the making of any transfer, disbursement or withdrawal in accordance with this Article III, the Borrower or, if a Secured Obligation Event of Default has occurred and is continuing, the Collateral Agent, shall cause Permitted Investments to be sold or otherwise liquidated into cash as and to the extent necessary in order to make such transfers, disbursements or withdrawals required pursuant to this Article III by giving written notice of such sale or liquidation to the Depositary Bank. Subject
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to Section 2.01, Section 3.04 and this Section 3.01, the Depositary Bank shall comply with any written instruction from the Borrower with respect to any such liquidation of Permitted Investments. In the event any such investments are redeemed prior to the maturity thereof, the Depositary Bank shall not be liable for any loss or penalties relating thereto.

(d)	Income from Investments. The proceeds from the investment of monies in any Account in Permitted Investments shall be deposited by the Depositary Bank into the Construction Account, prior to the Conversion Date, and into the Revenue Account, from and after the Conversion Date, in each case, on or before the third Business Day following the month in which such interest, gain or other amount is earned and received; provided that for the avoidance of doubt, such proceeds shall consist of interest, gain and other amounts received in respect of an investment of principal and not the principal itself. Any interest, gain or other amount of income earned on Permitted Investments shall be for the account of the Borrower for income tax purposes.
3.02	Deposits into the Accounts.
(a)	Construction Account. At any time prior to the Conversion Date, the Borrower shall deposit, and shall use reasonable efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, all proceeds of the following, upon receipt thereof, in the Construction Account, and the Depositary Bank shall deposit any such amounts received directly by it and identified in writing to it as such into the Construction Account upon receipt thereof: (i) the Loans made to the Borrower (other than any Letter of Credit Loan, the proceeds of which shall be paid to the applicable Issuing Lender to reimburse such Issuing Lender for the applicable Letter of Credit Disbursement); (ii) any Base Equity Contributions or Contingency Contributions contributed to the Borrower, including the proceeds from the Contingency Equity LC; (iii) the proceeds of all Project Revenues received by the Borrower on or prior to the Conversion Date; (iv) any Insurance Proceeds and Condemnation Proceeds transferred from the Insurance/Condemnation Proceeds Account pursuant to Section 3.03(g); (v) the amount of any Project Document Claim not required to be applied to the prepayment of the Loans pursuant to Section 2.09(b)(iii) of the Credit Agreement; and (vi) all proceeds of Ordinary Course Settlement Payments under the Permitted Swap Agreements.

(b)	Operating Account. The Borrower shall deposit, or cause to be deposited, all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(i) in the Operating Account.

(c)	Revenue Account. On or following the Conversion Date, the Borrower shall deposit, and shall use reasonable efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Revenue Account: (i) the proceeds of all Project Revenues; (ii) any Insurance Proceeds and Condemnation Proceeds transferred from the Insurance/Condemnation Proceeds
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Account pursuant to Section 3.03(g); (iii) the remaining funds on deposit in the Construction Account, as provided in Section 3.03(a)(iii); (iv) all proceeds of Ordinary Course Settlement Payments under the Permitted Swap Agreements; (v) any equity contributions; and (vi) the amount of any Project Document Claim not required to be applied to the prepayment of the Loans pursuant to Section 2.09(b)(iii) of the Credit Agreement.

(d)	Debt Service Reserve Account. On or following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Debt Service Reserve Account, all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(viii).

(e)	Interest Payment Account. On or following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Interest Payment Account, all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(iv).

(f)	Principal Payment Account. On or following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Principal Payment Account, (i) all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(v) and (ii) all proceeds of reimbursements from the Power Purchaser for Carbon Dioxide Costs, Condemnation Proceeds and Insurance Proceeds, Substantial Completion Delay Liquidated Damages and posted collateral released under any Permitted Swap Agreement, in each case intended to be applied to the prepayment of principal and interest under Permitted Bridge Indebtedness.

(g)	Insurance/Condemnation Proceeds Account. The Borrower shall deposit, and shall use reasonable efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Insurance/Condemnation Proceeds Account, all Insurance Proceeds received following an Event of Damage and all Condemnation Proceeds received following an Event of Taking except to the extent such Insurance Proceeds are permitted to be applied to the prepayment of principal and interest in respect of Insurance/Condemnation Proceeds Bridge Indebtedness.

(h)	Distribution Account. On or following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Distribution Account: (i) all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(ix) and (ii) all amounts transferred from the Construction Account to pay the Permitted Construction Account Distribution Amount pursuant to Section 3.03(a)(iii).

(i)	Major Maintenance Account. On or following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Major Maintenance Account, all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(vii).

(j)	Prepayment Account. Upon receipt of any proceeds from any Event of Damage, Event of Taking, any Project Document Claim or any Termination Payment, the
Collateral Agency Agreement

Borrower shall deposit, or cause to be deposited, in the Prepayment Account, all such amounts as provided for under Section 2.09(b) of the Credit Agreement.

(k)	Receipt by Borrower. In the event that, notwithstanding the foregoing, any such payments, proceeds or other amounts are received by the Borrower, the Borrower shall promptly pay, endorse, transfer and deliver such payments or other amounts to the Depositary Bank for deposit in the relevant Account along with written instructions to the Depositary Bank identifying the applicable Account for such deposit, and, until such delivery, the Borrower shall hold such payments and other amounts in the same form as received in trust for the Collateral Agent.

(l)	Unidentified Funds. In the event the Collateral Agent or the Depositary Bank receives monies without adequate written instruction with respect to the proper Account into which such monies are to be deposited, the Depositary Bank shall deposit such monies into the Construction Account, if prior to the Conversion Date, or the Revenue Account thereafter and notify the Borrower and each Agent of the receipt of such monies. Upon receipt of written instructions from the Borrower, the Depositary Bank shall transfer such monies from the Construction Account or the Revenue Account to the Account specified in such instructions (other than to the Distribution Account).
3.03	Withdrawals and Transfers. Subject in all cases to Section 3.04, the Collateral Agent shall instruct the Depositary Bank to make the following transfers of funds:
(a)	From the Construction Account.
(i)	Prior to the Conversion Date, the Borrower may request withdrawals from the Construction Account from time to time by delivering to the Collateral Agent a Construction Account Withdrawal Certificate (a copy of which shall be delivered by the Borrower on the same date to the Administrative Agent), requesting the transfer of certain amounts from the Construction Account pursuant to this Section 3.03(a) to be used to pay Project Costs then due and payable in accordance with the terms hereof and such Construction Account Withdrawal Certificate.

(ii)	Upon receipt of a Construction Account Withdrawal Certificate pursuant to the preceding clause (i), the Collateral Agent shall, on each applicable date set forth in such Construction Account Withdrawal Certificate, instruct the Depositary Bank to transfer the amounts indicated in such Construction Account Withdrawal Certificate from the Construction Account to pay Project Costs then due and payable, as indicated in such Construction Account Withdrawal Certificate.

(iii)	On the Conversion Date, after making all other transfers required by this paragraph to be made from the Construction Account, any funds remaining in the Construction Account which are in excess of the amount certified by the Borrower (and confirmed by the Independent Engineer) to be necessary
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to pay Project Costs to achieve the Conversion Date and are reasonably expected to become due and payable after the Conversion Date (including the payment of all punch list items) shall be transferred (a) first, in an amount up to the amount of any Permitted Construction Account Distribution Amount, to and deposited into the Distribution Account and (b) second, to the extent there are any amounts remaining after making the transfer pursuant to subclause (a), to and deposited into the Revenue Account, in each case as notified to the Collateral Agent in a Construction Account Withdrawal Certificate.
(b)	From the Revenue Account. Following the Conversion Date, the Collateral Agent, pursuant to an Accounts Withdrawal Certificate delivered by the Borrower, shall instruct the Depositary Bank to make the following transfers of funds from the Revenue Account on the dates, in the amounts and to the Persons set forth in such Accounts Withdrawal Certificate and in the order of priority set forth below:
(i)	first, on each Transfer Date (except with respect to the proviso below), as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Operating Account or Permitted Borrower Bank Account, as applicable, an amount that, together with the amounts then on deposit in the Operating Account and the Permitted Borrower Bank Account, equals the sum (without duplication) of (A) the aggregate amount payable by the Borrower for Operating and Maintenance Expenses then due and payable (including Operating and Maintenance Expenses owing from a prior month but excluding Major Maintenance Expenses) plus (B) the Borrower’s good faith estimate of the aggregate Operating and Maintenance Expenses (excluding Major Maintenance Expenses) reasonably anticipated to become due and payable before the next Transfer Date, plus (C) the amount set forth in the then applicable Operating Budget as an appropriate reserve as at such Transfer Date for the Borrower’s next periodic insurance and/or property tax payments; provided, however, that the Borrower may request transfers to the Operating Account to pay Emergency Expenses on a date other than a Transfer Date;

(ii)	second, on each Transfer Date, at the election of the Borrower, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Power Purchaser the amount, if any (as certified by the Borrower), required to satisfy the Borrower’s collateral posting obligations under the PPA not otherwise satisfied pursuant to the PPA Letter of Credit or a letter of credit issued under a Replacement Letter of Credit Facility;

(iii)	third, on each Transfer Date, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, ratably to each Agent entitled thereto, an amount equal to the amount of all fees, costs,
Collateral Agency Agreement

indemnities and expenses due and payable to the Agents and the Depositary Bank (in their capacities as Agents and Depositary Bank) under the Financing Documents;

(iv)	fourth, on each Transfer Date, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Interest Payment Account, an amount that together with the amounts then on deposit in the Interest Payment Account, equals the sum (without duplication) of (A) the amount of interest on the Loans, Replacement Letter of Credit Loans and fees (including Commitment Fees and Letter of Credit Fees) and (B) Ordinary Course Settlement Payments, in each case, respectively, to be paid to the Lenders, the Replacement Lenders and each counterparty to a Permitted Swap Agreement (as applicable) prior to the next Transfer Date (other than the amounts paid pursuant to Section 3.03(b)(iii));

(v)	fifth, on each Transfer Date commencing on the Transfer Date that is three months prior to the first Term Loan Principal Payment Date, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Principal Payment Account, an amount that together with the amounts then on deposit in the Principal Payment Account, equals the sum (without duplication) of (A) an amount equal to one-third of the scheduled amount of principal of the Term Loans due and payable, or scheduled to become due and payable on the next Term Loan Principal Payment Date, (B) an amount equal to an amount (if any) required to be deposited in the Principal Payment Account on a monthly basis to ensure that an amount equal to the next scheduled principal payment under the Replacement Letter of Credit Facility shall be on deposit in the Principal Payment Account by the next succeeding principal payment date under the Replacement Letter of Credit Facility, (C) an amount equal to the amount of any accelerated principal of the Loans and Replacement Letter of Credit Loans then due and payable on such date (including any mandatory prepayments pursuant to Section 2.09(b) of the Credit Agreement) and any other amounts then due and payable or scheduled to be due and payable prior to the next Transfer Date in respect of the Loans, (D) an amount equal to any Termination Payments due and payable on such date under any Permitted Swap Agreement and (E) an amount equal to the scheduled amount of principal of the Letter of Credit Loans due and payable, or scheduled to become due and payable on the next Letter of Credit Maturity Date;

(vi)	sixth, on each Transfer Date, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Principal Payment Account, an amount equal to the amount required to prepay the outstanding Letter of Credit Loans or, to the extent required under the Replacement Letter of Credit Facility, Replacement Letter of Credit Loans;
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(vii)	seventh, on each Transfer Date, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Major Maintenance Account in an amount equal to the Major Maintenance Contribution Amount multiplied by the respective number of gas turbine starts since the last Transfer Date;

(viii)	eighth, on each Transfer Date, to the Debt Service Reserve Account, an amount such that the amount of funds on deposit in the Debt Service Reserve Account (when added to the available undrawn amount of the DSR Letter of Credit on such date) is equal to the Debt Service Reserve Required Amount; and

(ix)	ninth, on each Quarterly Date, at the election of the Borrower, as notified to the Collateral Agent by the Borrower in such Accounts Withdrawal Certificate, to the Distribution Account, an amount up to the amount (if any) that remains on deposit in the Revenue Account after making the transfers described in clauses (i) through (viii) above on such Quarterly Date.
If on any date the funds on deposit in the Revenue Account are insufficient to pay in full all of the payments required under any particular clause of this Section, the required payments under such clause shall be made, subject to Section 3.05, on a pro rata basis as determined by the Collateral Agent to the extent of funds available therefor.
(c)	From the Operating Account. The Borrower shall request withdrawals from time to time from the Operating Account for the payment of Operating and Maintenance Expenses (including Emergency Expenses but excluding Major Maintenance Expenses) then due and payable by submitting an Accounts Withdrawal Certificate to the Collateral Agent stating such request, which Accounts Withdrawal Certificate shall set forth in detail the amounts and Persons to be paid directly from the Operating Account. The Collateral Agent shall, upon receipt of such Accounts Withdrawal Certificate, instruct the Depositary Bank to withdraw funds from the Operating Account and apply such funds to the payment of such Operating and Maintenance Expenses as directed in each such Accounts Withdrawal Certificate.

(d)	From the Debt Service Reserve Account.
(i)	Amounts on deposit in the Debt Service Reserve Account may be funded, from time to time, by either or a combination of (A) cash or (B) funds available to be drawn under the DSR Letter of Credit or applicable Replacement Letter of Credit. For the purposes of this Agreement, at any time, the stated amount of the DSR Letter of Credit or applicable Replacement Letter of Credit, minus any amounts drawn on such DSR Letter of Credit or applicable Replacement Letter of Credit prior to such time, shall be deemed on deposit in cash in the Debt Service Reserve Account. Thereafter, the Debt Service Reserve Account shall be funded
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with (x) funds transferred in accordance with Section 3.03(b)(viii) and (y) funds deposited as otherwise specified in this Agreement.

(ii)	If (A) the Collateral Agent receives written notice from the Administrative Agent that any DSR Issuing Lender is no longer an Acceptable Bank and the DSR Letter of Credit issued by such DSR Issuing Lender has not been replaced on or before the end of the 30 day period following such notice with a new DSR Letter of Credit issued by an Acceptable Bank or (B) any DSR Issuing Lender has given a notice that the expiry date of the DSR Letter of Credit will not be extended and such DSR Letter of Credit has not been replaced at least 15 days prior to its stated expiration date, then in each such case the Collateral Agent shall at the written direction of the Administrative Agent make a drawing on the DSR Letter of Credit in an amount equal to the lesser of (1) the Debt Service Reserve Required Amount at such time minus the sum of the monies on deposit in the Debt Service Reserve Account at such time plus the aggregate available amount of any other DSR Letters of Credit that are issued by an Acceptable Bank and (2) the remaining amount available to be drawn under such DSR Letter of Credit. The Collateral Agent shall deposit the amounts drawn on such DSR Letter of Credit into the Debt Service Reserve Account to be applied in accordance with this paragraph (d).

(iii)	If on any Transfer Date or Quarterly Date, the monies on deposit in the Revenue Account (taking into consideration the application of funds pursuant to Section 3.03(b)(i) and (iii) on such date), Interest Payment Account and Principal Payment Account are not anticipated by the Collateral Agent to be adequate to pay the amounts required to be paid pursuant to Section 3.03(b)(iv) and (v)(A) and (D) on such Transfer Date or Quarterly Date (such insufficiency, the “Debt Payment Deficiency”), (A) the Depositary Bank (at the direction of the Borrower pursuant to the Accounts Withdrawal Certificate or, if the Borrower has not so delivered an Accounts Withdrawal Certificate by 1:00 p.m. on the Business Day on which such amounts were due and not paid, the Collateral Agent) shall at the direction of the Administrative Agent withdraw from the Debt Service Reserve Account and immediately transfer to the Administrative Agent, for the account of the Lenders and the Swap Banks, as applicable, an amount equal to the Debt Payment Deficiency (or, if less, the aggregate amount of funds then on deposit in or credited to the Debt Service Account) for application, first, to that portion of the Debt Payment Deficiency that relates to amounts due pursuant to Section 3.03(b)(iv), and second, to that portion of the Debt Payment Deficiency that relates to amounts due pursuant to Section 3.03(b)(v)(A) and (D), in each case in accordance with the Financing Documents; and (B) if one or more DSR Letters of Credit are then in effect and, after giving effect to the transfer pursuant to the immediately preceding subclause (A), a Debt Payment Deficiency remains, the Collateral Agent shall make a drawing on such DSR Letters of Credit in an amount equal to such remaining Debt
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Payment Deficiency (or, if less, the then undrawn amount of such DSR Letters of Credit), deposit such drawn amount into the Debt Service Reserve Account and instruct the Depositary Bank to transfer such drawn amount to the Administrative Agent, for the account of the Lenders and the Swap Banks, as applicable, to pay the remaining Debt Payment Deficiency in accordance with the priorities set forth in subclause (A) of this clause (iii).

(iv)	If at any time the sum of the aggregate amount available to be drawn under all DSR Letters of Credit credited to the Debt Service Reserve Account plus the funds then on deposit in the Debt Service Reserve Account is greater than the Debt Service Reserve Required Amount at such time (an “Excess Reserve Amount”), (A) the Depositary Bank shall transfer an amount of funds up to the Excess Reserve Amount from the Debt Service Reserve Account to the Revenue Account as specified in a certificate signed by an Authorized Officer of the Borrower (and countersigned by the Collateral Agent), certifying as to the amount of such Excess Reserve Amount and (B) if any Excess Reserve Amount remains after giving effect to subclause (A), then the Borrower shall be entitled to deliver to the Collateral Agent, and the Collateral Agent shall, at the written direction of the Administrative Agent, thereafter (if the Administrative Agent has reasonably determined that such reduction is permitted hereunder) sign or countersign, as applicable, and deliver to the relevant DSR Issuing Lender a reduction certificate in the form attached to such DSR Letter of Credit or otherwise in a form satisfactory to such DSR Issuing Lender in the amount of such remaining Excess Reserve Amount, and the face amount of such DSR Letter of Credit may be reduced as provided in such certificate.

(v)	At the written request of an Authorized Officer of the Borrower, with a copy to the Collateral Agent and the Administrative Agent, the Depositary Bank shall release funds from the Debt Service Reserve Account so long as the Borrower has provided a DSR Letter of Credit in a stated amount equal to the amount of funds to be released from the Debt Service Reserve Account. Any amounts so released shall be transferred to the Revenue Account. The Depositary Bank shall credit any such additional DSR Letter of Credit to the Debt Service Reserve Account and such DSR Letter of Credit shall be subject to all the terms of this Section 3.03(d).
(e)	From the Interest Payment Account. Following the Conversion Date, the Collateral Agent pursuant to an Accounts Withdrawal Certificate delivered by the Borrower, shall instruct the Depositary Bank to transfer to (A) the Administrative Agent and Replacement Letter of Credit Administrative Agent, ratably for the account of the Lenders and Replacement Lenders, an amount equal to the amount of interest on the Loans and Replacement Letter of Credit Loans and fees (including Commitment Fees and Letter of Credit Fees) and (B) each counterparty to a Permitted Swap Agreement entitled thereto, the Ordinary Course Settlement
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Payments, in each case, to be paid to such Persons on such date (other than the amounts paid pursuant to Section 3.03(b)(iii)).

(f)	From the Principal Payment Account. Following the Conversion Date, the Collateral Agent pursuant to an Accounts Withdrawal Certificate delivered by the Borrower, shall instruct the Depositary Bank to transfer (A) to the Administrative Agent and Replacement Letter of Credit Administrative Agent, ratably for the account of the Term Loan Lenders and the Replacement Lenders, an amount equal to the scheduled and accelerated amount of principal of the Term Loans and Replacement Letter of Credit Loans, (B) to each Swap Bank entitled thereto, any Termination Payments under any Permitted Swap Agreement, (C) to the Parent or a Subsidiary of a Parent that is the lender under Carbon Dioxide Cost Bridge Indebtedness, Insurance/Condemnation Proceeds Bridge Indebtedness, Delay Damages Bridge Indebtedness or Permitted Swap Collateral Bridge Indebtedness, an amount equal to the amount of prepayment of Carbon Dioxide Cost Bridge Indebtedness, Insurance/Condemnation Proceeds Bridge Indebtedness, Delay Damages Bridge Indebtedness or Permitted Swap Collateral Bridge Indebtedness to the extent that the Permitted Bridge Prepayment Conditions have been satisfied in respect of such Permitted Bridge Indebtedness and relevant proceeds for the payment thereof have been deposited pursuant to Section 3.02(f) and (D) to the Administrative Agent, ratably for the account of each Letter of Credit Lender and Replacement Lender, an amount required to prepay the outstanding Letter of Credit Loans or Replacement Letter of Credit Loans, in each case, to be paid to such Persons on such date.

(g)	From the Insurance/Condemnation Proceeds Account. Funds on deposit in the Insurance/Condemnation Proceeds Account shall be applied from time to time to in respect of an Event of Damage or an Event of Taking, (i) to the Construction Account or Revenue Account, (ii) for use in restoring or repairing the Project and/or (iii) otherwise transferred to the Prepayment Account to the prepayment of the Loans, in each case in the manner set forth in Section 5.19 of the Credit Agreement.

(h)	From the Distribution Account.
(i)	On the Conversion Date (with respect to any Permitted Construction Account Distribution Amount) and on any Quarterly Date thereafter, the Collateral Agent, pursuant to an Accounts Withdrawal Certificate delivered by the Borrower, shall instruct the Depositary Bank to withdraw and transfer to the Borrower or any other Person specified in such Accounts Withdrawal Certificate, all or such portion of the funds on deposit in the Distribution Account as the Borrower shall specify in such Accounts Withdrawal Certificate, provided, however, that the Borrower shall certify that each of the applicable conditions to the making of a Restricted Payment by the Borrower set forth in Section 6.07 of the Credit Agreement shall be satisfied on such Quarterly Date.
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(ii)	Funds on deposit in the Distribution Account shall also be applied from time to time as described in Section 3.05.
(i)	From the Major Maintenance Account.
(i)	The Borrower shall request withdrawals from time to time from the Major Maintenance Account for the payment of Major Maintenance Expenses by submitting an Accounts Withdrawal Certificate to the Collateral Agent stating such request, which Accounts Withdrawal Certificate shall set forth in detail the amounts and Persons to be paid directly from the Major Maintenance Account. The Collateral Agent shall, upon receipt of such Accounts Withdrawal Certificate, instruct the Depositary Bank to withdraw funds from the Major Maintenance Account and apply such funds to the payment of Major Maintenance Expenses as directed in each such Accounts Withdrawal Certificate.
(j)	From the Prepayment Account. Funds on deposit in the Prepayment Account shall be applied from time to time to in respect of an Event of Damage or an Event of Taking (after transfer from the Insurance/Condemnation Proceeds Account) or in respect of any Project Document Claim or Termination Payment, in each case in the manner set forth in Section 2.09(b) of the Credit Agreement.

(k)	Corrections of Accounts Withdrawal Certificates. With respect to any Accounts Withdrawal Certificate submitted to the Collateral Agent and/or the Depositary Bank in connection with transfers to be made pursuant to Sections 3.03(b) through (i), the Borrower may supplement such Accounts Withdrawal Certificate or submit a new, updated Accounts Withdrawal Certificate in replacement of such Accounts Withdrawal Certificate, in each case in order to correct any certifications or wiring or other payment instructions set forth therein, so long as such supplemental or new Accounts Withdrawal Certificate is provided to the Collateral Agent or the Depositary Bank (as applicable) at least one Business Day prior to the proposed date of the transfers to be made pursuant thereto.
3.04	Secured Obligation Event of Default, Etc. Notwithstanding any provision of this Agreement to the contrary, (a) upon the occurrence and during the continuation of any Secured Obligation Event of Default, the Collateral Agent shall have the right to (and, if instructed in writing to do so by the Required Secured Parties, it shall) instruct the Depositary Bank not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Accounts, and to take such action or refrain from taking such action as the Collateral Agent shall determine and, upon receipt thereof, the Depositary Bank shall comply with such instructions until the Depositary Bank has received written notice from the Borrower (countersigned by the Collateral Agent) that such Secured Obligation Event of Default no longer exists due to it having been waived, cured or no longer existing, or having been deemed waived, in accordance with the terms of the relevant Financing Documents and (b) upon the occurrence and during the continuation of any Secured Obligation Event of Default, and at the direction of the Required Secured Parties pursuant to a Remedies Direction, the Collateral Agent shall
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have the right to exercise such remedies as are then available to it, including the transfer of all or any part of the funds in the Accounts to any of the other Accounts or to the payment of the Secured Obligations then due and payable as provided in such Remedies Direction.

3.05	When Amounts Are Insufficient. Subject to Section 3.04:
(a)	If the funds on deposit in the Operating Account are insufficient to pay the reasonable and necessary Operating and Maintenance Expenses as of any date, an Authorized Officer of the Borrower shall deliver a certificate to the Agents setting forth the amount of, and the cause for, such insufficiency. The Collateral Agent shall, in accordance with the instructions set forth in the certificate referred to in the preceding sentence, instruct the Depositary Bank (A) first, to apply any funds then on deposit in the Revenue Account, (B) second, to the extent amounts in the Revenue Account are not adequate for such purpose, to apply any funds then on deposit in the Distribution Account, to the Operating Account as shall be necessary to satisfy such deficiency.

(b)	If the funds on deposit in the Interest Payment Account or the Principal Payment Account on any Transfer Date or Quarterly Date are insufficient to make all payments of Debt Service or other amounts due in respect of the Secured Obligations then due and payable as provided in Sections 3.03(b)(iii), (iv) and (v), 3.03(e) and 3.03(f), an Authorized Officer of the Borrower shall deliver a certificate to the Agents setting forth the amount of such insufficiency. The Collateral Agent shall, in accordance with the instructions set forth in the certificate referred to in the preceding sentence, instruct the Depositary Bank (A) first, to apply funds then on deposit in the Revenue Account, (B) second, to the extent amounts in the Revenue Account are not adequate for such purpose, to apply any funds then on deposit in the Distribution Account, and (C) third, to the extent amounts in the Distribution Account are not adequate for such purpose, to apply funds from the Debt Service Reserve Account and DSR Letters of Credit as provided in Section 3.03(d)(iii).
3.06	Distribution of Collateral Proceeds.
(a)	Priority of Payments. Following receipt of a Remedies Direction by the Collateral Agent in connection with the sale, disposition or other realization, collection or recovery of any amounts in the Accounts or any other Collateral (or any portion thereof), the Collateral Agent shall apply the proceeds of such sale, disposition, or other realization, collection or recovery toward the payment of the Secured Obligations in the following order of priority:
(i)	first, to any Administrative Costs then due and payable to the Agents and the Depositary Bank under any Financing Document pro rata based on such respective amounts then due to such Persons;
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(ii)	second, to the respective outstanding fees, costs, charges and expenses then due and payable to the Secured Parties (or to the applicable Agent on their behalf) under any Secured Obligation Document pro rata based on such respective amounts then due to such Persons (other than the fees and payments due to the Secured Parties under priority (iii) below);

(iii)	third, to any accrued but unpaid interest, premium, Letter of Credit Fees, Commitment Fees and Ordinary Course Settlement Payments owed to the relevant Secured Parties on the Secured Obligations (or to the applicable Agent on their behalf), pro rata based on such respective amounts then due to such Secured Parties;

(iv)	fourth, to the unpaid principal of the Loans, Replacement Letter of Credit Loans and Termination Payments then due and payable to the relevant Secured Parties (or to the applicable Agent on their behalf), pro rata based on such respective amounts then due to such Secured Parties; and

(v)	fifth, after final payment in full of all Secured Obligations and upon the Termination Date, in accordance with Section 3.07.
(b)	Borrower Remains Liable for Deficiency. It is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Depositary Collateral and any other Collateral and the aggregate of the sums referred to in clauses first through fourth of paragraph (a) above.
3.07	Termination of Accounts. On the Termination Date all Permitted Investments in each Account shall (at the written direction of the Borrower) be liquidated or transferred to, and all remaining funds in each Account shall be remitted to (or at the written direction of) the Borrower and the Accounts shall be closed.

3.08	Delivery of Transfer Certificates. No later than 11:00 am (New York City time), at least four (4) Business Days (but no more than ten (10) Business Days) prior to each proposed transfer date for funds between or from any Accounts, the Borrower shall or shall cause an Authorized Officer to, deliver to the Collateral Agent a Construction Account Withdrawal Certificate or an Accounts Withdrawal Certificate, as applicable, substantially in the form of Exhibit A or Exhibit B, respectively, signed by the Borrower and complying with all the requirements set forth in this Agreement.
ARTICLE IV
RELATIVE PRIORITIES
               Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Security Documents, each of the parties hereto (including in the case of the Administrative Agent, any Replacement Letter of Credit Administrative Agent and the Collateral Agent, on behalf of itself and the applicable Secured Parties) hereby agrees that as among the Secured Parties, the Lien of the Collateral Agent shall
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be for the ratable benefit of the Secured Parties with respect to all Collateral and each Secured Party ranks and will rank equally in priority with the other Secured Parties in the Lien granted to the Collateral Agent (except to the extent otherwise provided in Section 3.06).
ARTICLE V
SHARING
5.01	Basic Agreement. Subject to the provisions of Sections 3.06 and 5.03 and the Financing Documents, all amounts paid to or received by the Collateral Agent for redistribution to the Secured Parties (other than to the Agents in their capacity as agents) and representing the proceeds of the Collateral and the proceeds of any action taken pursuant to a Remedies Direction shall be paid promptly to the Secured Parties ratably (without priority of any one over any other, except as otherwise provided in Section 3.06) in the order specified in Section 3.06 based on the amounts owing to each Secured Party on each level of priority specified therein.

5.02	Payments Received by Certain Secured Parties. Except as excluded in Section 5.03 and except for amounts obtained from or through the Agents pursuant to the Financing Documents, if any Secured Party (other than the Agents) shall obtain any amount (whether (a) by way of voluntary or involuntary payment, (b) by virtue of an exercise of any right of set-off, banker’s lien or counterclaim, (c) as proceeds of any insurance policy covering any properties or assets of the Borrower, (d) from proceeds of liquidation or dissolution of the Borrower or distribution of its assets among its creditors (however such liquidation, dissolution or distribution may occur), (e) as payment following the acceleration of any Secured Obligation, (f) from any realization on Collateral, (g) by virtue of the application of any provision of any of the Transaction Documents (other than this Agreement) or (h) in any other manner) in respect of any Secured Obligations owed to such Secured Party under any Secured Obligation Document (other than any amount distributed pursuant to and in accordance with the express terms of this Agreement), such Secured Party shall forthwith notify each Agent thereof and shall promptly, and in any event within 10 Business Days of its so obtaining the same, pay such amount (less any reasonable costs and expenses incurred by such Secured Party in obtaining such amount) to the Collateral Agent for the account of the Secured Parties, to be shared in accordance with Section 5.01.

5.03	Amounts Not Subject to Sharing. Notwithstanding any other provision of this Agreement or any other Secured Obligation Document to the contrary, no Secured Party shall have any obligation to share:
(a)	any payment made by any Person to such Secured Party pursuant to a contract of participation or assignment or any other arrangement by which a direct or indirect interest of such Secured Party under the Secured Obligation Document is transferred (other than any such contract or other arrangement entered into with the Borrower or any Affiliate thereof);
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(b)	any payment made pursuant to and in accordance with the express terms of this Agreement;

(c)	any cash collateral provided for the benefit of any applicable Swap Bank pursuant to any Permitted Swap Agreements; and

(d)	with respect to the Lenders, the amounts on deposit in the Debt Service Reserve Account or the proceeds of a draw on the DSR Letter of Credit which in each case are provided for the benefit of the Lenders.
5.04	Presumption Regarding Payments. For purposes hereof, any payment received by a Secured Party under or pursuant to a Transaction Document that is subject to the provisions of this Article V may be presumed by such Secured Party to have been properly received by such Secured Party in accordance with this Article V unless such Secured Party receives written notice from any other Secured Party or the Borrower that such payment was not made in accordance herewith. If any payment initially received by a Secured Party is rescinded or must otherwise be restored by the Secured Party that first obtained it, each other Secured Party that shares the benefit of such payment shall return to such Secured Party its portion of the payment so rescinded or required to be restored.

5.05	No Separate Security. Each Secured Party that is a party to this Agreement (including the Administrative Agent, the Replacement Letter of Credit Administrative Agent and the Collateral Agent, on behalf of the applicable Secured Parties): (a) agrees that, except as otherwise provided in Section 5.03, all Collateral is for the joint benefit of all the Secured Parties; and (b) represents and warrants to each other Secured Party that, in respect of any Secured Obligations now or hereafter owing to such Secured Party, it has received no security or guarantees from the Borrower or any Affiliate thereof, other than (i) its interest in the Collateral as provided in the Security Documents, if any, or (ii) as otherwise provided pursuant to the Financing Documents. In furtherance of the foregoing, if any Secured Party shall receive or be entitled to demand or otherwise call upon any guaranty, security or other assurance of payment which is not described in clause (i) or (ii) of the preceding sentence in respect of the Secured Obligations owed to such Secured Party, such Secured Party shall receive any proceeds thereof in trust for all the Secured Parties (to be shared promptly and ratably with the other Secured Parties) and shall exercise its rights to demand or call upon such guaranty, security or other assurance of payment as directed by the Required Secured Parties (determined without regard to the Voting Party Percentage of such Secured Party).
ARTICLE VI
DECISION MAKING; VOTING; NOTICE AND PROCEDURES
6.01	Decision Making.
(a)	Where, in accordance with this Agreement or any other Secured Obligation Document, the modification, approval or other direction or instruction of the Required Secured Parties is required, the determination of whether such
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modification, approval, direction or instruction will be granted or withheld shall be determined by an Intercreditor Vote conducted in accordance with the procedures set forth in this Agreement among the Secured Parties entitled to vote with respect to the particular decision at issue.

(b)	Each decision made in accordance with the terms of this Agreement shall be binding upon each of the Secured Parties.

(c)	In connection with any matter under this Agreement requiring a vote of the Secured Parties, each Lender, Replacement Lender and Swap Bank shall, first, cast its votes in accordance with the Secured Obligation Document to which it is a party. Following and in accordance with the outcome of the applicable vote under such Secured Obligation Document, the Administrative Agent, Replacement Letter of Credit Administrative Agent and Swap Bank shall cast all votes in respect of such Secured Obligation Document as a block in any vote required under this Agreement.
6.02	Intercreditor Votes: Each Party’s Entitlement to Vote.
(a)	Except as otherwise expressly provided in this Agreement, each Secured Party shall be entitled to vote in each Intercreditor Vote conducted under this Agreement.

(b)	(i) None of (A) any Affiliate of the Borrower or the Parent or Immediate Parent that from time to time holds any Commitment or commitment under any Replacement Letter of Credit Facility or any Secured Obligation or (B) any Secured Party that has agreed, directly or indirectly, to vote or otherwise act at the direction or subject to the approval or disapproval of any Person identified in the foregoing item (A), shall be entitled to participate in any Intercreditor Vote or any vote under any Financing Document in which it is a Lender, and (ii) other than any Intercreditor Vote requiring the consent of the Unanimous Voting Parties pursuant to Section 8.01, unless and until any Swap Bank shall have delivered to each Agent a Swap Termination Certificate, such Swap Bank shall not have (A) any voting rights with respect to any Secured Obligations arising under any Permitted Swap Agreement to which it is a party or (B) any rights to participate in any Intercreditor Vote in its capacity as a Swap Bank (each of the parties referred to in clauses (i) and (ii), a “Non-Voting Lender”) and each Agent, in determining the percentage of votes cast (and instructions of the Required Secured Parties), shall disregard the principal amount of Secured Obligations held by Non-Voting Lenders in both the Numerator and Denominator of the calculation in determining the outcome of such vote.
6.03	Intercreditor Votes: Votes Allocated to Each Party.
(a)	Except as otherwise provided in Section 6.02, each Secured Party will have a number of votes in any Intercreditor Vote equal to the portion (in Dollar amounts
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in relation to the aggregate Dollar amount of the Aggregate Exposure) of the Aggregate Exposure represented by its Secured Obligation Document.

(b)	In calculating the Voting Party Percentage consenting to, approving, waiving or otherwise providing direction with respect to a decision, the number of votes cast by any Secured Party in favor of the proposed consent, approval, Waiver, direction or other action (the “Numerator”) shall be divided by the total number of votes entitled to be cast with respect to such matter (the “Denominator”).
6.04	Notification of Matters. If at any time (a) any Agent proposes to exercise any discretion conferred on it under any Financing Document, (b) any other Secured Party, in accordance with this Agreement, notifies any Agent in writing of a matter with respect to which it believes such Agent should exercise its discretion or (c) any Agent becomes aware (whether on its own or as a consequence of any written notification from any other Secured Party or from the Borrower) of any matter requiring a determination or vote by the Secured Parties under this Agreement, then such Agent shall promptly notify each Secured Party (or the Administrative Agent and/or Replacement Letter of Credit Administrative Agent on its behalf) strictly in accordance with Section 10.02 (with a copy to the other Agent) of the matter in question, specifying:
(i)	if applicable, the manner in which such Agent proposes to exercise its discretion;

(ii)	the Required Secured Parties (if any) required for such determination or vote; and

(iii)	if applicable, the time period determined by such Agent within which each Secured Party must provide it with instructions in relation to such matter.
6.05	Notice of Amounts Owed. If the Required Secured Parties pursuant to a Remedies Direction instruct in writing the Collateral Agent or any other Person holding any Collateral on behalf of the Secured Parties to proceed to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any remedy under any other Secured Obligation Document, then upon the request of the Collateral Agent, each Secured Party shall promptly notify the Collateral Agent in writing (with a copy to the Administrative Agent and the Replacement Letter of Credit Administrative Agent), as of any time that the Collateral Agent may reasonably specify in such request, of (a) the aggregate amount of the respective Secured Obligations owing to the Secured Party and (b) such other information as the Collateral Agent may reasonably request.
ARTICLE VII
DEFAULTS AND REMEDIES
7.01	Notice of Defaults. Promptly after any Secured Party obtains knowledge of the occurrence of any Secured Obligation Default or Secured Obligation Event of Default under any Secured Obligation Document to which it is a party, such Secured Party shall
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notify the Agents in writing thereof (a “Notice of Default”). Each such Notice of Default shall specifically refer to this Section 7.01 and shall describe such Secured Obligation Default or Secured Obligation Event of Default in reasonable detail (including the date of occurrence). Upon receipt by the Agents of any such notice, the Agents shall promptly send copies thereof to each Secured Party and the Borrower.

7.02	Exercise of Remedies.
(a)	If a Secured Obligation Event of Default shall have occurred and be continuing, the Required Secured Parties, on behalf of the Secured Parties, shall be permitted and authorized to take such actions (or to direct in writing the Collateral Agent to take such actions) as are specified by such Required Secured Parties, including any and all actions (and the exercise of any and all rights, remedies and options) which any Secured Party or any Agent may have under the Financing Documents or under applicable law, including the ability to cure any Secured Obligation Event of Default, or, so long as some or all of the Secured Obligations are then due and payable, to foreclose on the Liens granted under the Security Documents and exercise the right of such Agent to sell the Collateral or any part thereof (or accept a deed in lieu of foreclosure) and sell, lease or otherwise realize upon the other property mortgaged, pledged and assigned to the Collateral Agent under the Security Documents (any such request from the Required Secured Parties, a “Remedies Direction”). No Secured Party shall have any right to direct any Agent to take any action in respect of the Collateral other than in accordance with the terms hereof. The Collateral is vested in and held by the Collateral Agent or its agent (for the benefit of the Secured Parties) and only the Collateral Agent, acting on the written instructions of the Required Secured Parties, has the right to take actions (and exercise rights, remedies and options) with respect to the Collateral.

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing herein shall preclude any Secured Party from enforcing (or refraining to enforce) the provisions of its Secured Obligation Document in respect of the property, assets or other rights described in Section 5.03, and no such action (or inaction) shall require the consent or approval of (or notification to) any Person other than such Secured Party.

If the Collateral Agent receives a Remedies Direction directing the Collateral Agent to commence a Foreclosure Action, the Collateral Agent shall notify each other Secured Party of such Remedies Direction.

(b)	Any action (including any Foreclosure Action) which has been requested pursuant to a Remedies Direction may be modified, supplemented, terminated and/or countermanded if the Collateral Agent shall have received either (i) a revocation notice from the Required Secured Parties or (ii) a written notice from the Required Secured Parties which contains different or supplemental directions with respect to such action.
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(c)	At the direction of the Required Secured Parties pursuant to a Remedies Direction, the Collateral Agent shall seek to enforce the Security Documents and to realize upon the Collateral or, in the case of any Event of Default under clause (f) or (g) of Section 7.01 of the Credit Agreement (or equivalent provision under any Replacement Letter of Credit Facility) in respect of the Borrower of which the Collateral Agent has been notified in writing by the Administrative Agent, to seek to enforce the claims of the Secured Parties under the Financing Documents in respect thereof; provided, however, that the Collateral Agent shall not be obligated to follow any Remedies Direction as to which the Collateral Agent has received a written opinion of counsel to the effect that such Remedies Direction is in conflict with any provisions of applicable law, this Agreement or any other Financing Document or any order of any court or Governmental Authority. The Collateral Agent shall not, under any circumstances, be liable to any other Secured Party or any other Person for following with reasonable care the written directions of the Required Secured Parties.

(d)	If the Administrative Agent is directed to accelerate the Loans in accordance with the Credit Agreement, the Replacement Letter of Credit Administrative Agent is directed to accelerate the Replacement Letter of Credit Loans in accordance with the Replacement Letter of Credit Facility or any Swap Bank determines to declare (or take other action resulting in) an early termination of its Permitted Swap Agreement then such Secured Party shall deliver to each other Secured Party within two Business Days of receipt of such direction or of such determination, as the case may be, a written notice to that effect to the Agents in order to permit the Secured Parties to coordinate the timing of the acceleration and early termination of their respective Secured Obligations. Notwithstanding any provision to the contrary in this Agreement, the requisite number of Secured Parties specified in any Secured Obligation Document may at any time after the occurrence and during the continuance of a Secured Obligation Event of Default under such Secured Obligation Document accelerate the Secured Obligations thereunder or cause the early termination of the relevant Permitted Swap Agreement in accordance with the terms thereof.
7.03	Insolvency Default. Notwithstanding any provision to the contrary in this Agreement, upon the occurrence of an Event of Default under clause (f) or (g) of Section 7.01 of the Credit Agreement (or equivalent provisions under the Replacement Letter of Credit Facility), (a) the unutilized Commitments and commitments under the Replacement Letter of Credit Facility shall forthwith terminate immediately and (b) all principal of and accrued interest in respect of the Secured Obligations of each Secured Party shall be immediately due and payable without presentment, demand, protest or notice of any kind whatsoever, in each case as provided in Section 7.02 of the Credit Agreement.

7.04	Allocation of Collateral Proceeds. Upon the acceleration of the Secured Obligations, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of any Security Document shall be applied in accordance with Section 3.06.
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7.05	Restrictions on Enforcement of Liens. Until the Termination Date, except to the extent directed or consented to by the Required Secured Parties, no Secured Party will:
(a)	oppose or otherwise contest (or support any other Person in contesting) any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens granted to the Collateral Agent, for the benefit of the Secured Parties, made by the Collateral Agent, acting at the written direction of, or as consented to by, the Required Secured Parties, in any insolvency or liquidation proceeding of the Borrower; or

(b)	oppose or otherwise contest (or support any other Person in contesting) any lawful exercise by the Collateral Agent, acting at the written direction of, or as consented to by, the Required Secured Parties, of the right to credit bid the Secured Obligations at any sale in foreclosure of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties and the Administrative Agent, the Replacement Letter of Credit Administrative Agent and the Swap Bank on behalf of the applicable Secured Parties hereby authorizes the Collateral Agent to credit bid all or any portion of such holder’s Secured Obligations on a pro-rata basis with all other Secured Obligations when and as directed by the Required Secured Parties, provided that such credit bid is approved in writing by the Lenders, the Replacement Lenders and the Swap Banks;
provided, however, that notwithstanding anything to the contrary stated in this Agreement, during the occurrence of an Event of Default under clause (f) or (g) of Section 7.01 of the Credit Agreement (or equivalent provisions under the Replacement Letter of Credit Facility) of which it has been notified in writing by the Administrative Agent : (A) the Collateral Agent may take such actions as it deems desirable to create, prove, preserve or protect the Liens upon any Collateral without the prior consent of the Required Secured Parties; (B) nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party to enforce this Agreement, and (C) except for actions that are expressly prohibited by the terms of this Agreement, any holder of Secured Obligations and any Secured Party may take any actions and exercise any and all rights that would be available to a holder of unsecured claims (including, without limitation, (I) the commencement of an insolvency or liquidation proceeding against the Borrower in accordance with applicable law, (II) the acceleration of the Secured Obligations under and in accordance with the relevant Secured Obligation Document, and (III) the termination of any agreement by the holder of any Secured Obligation in accordance with the terms thereof).
7.06 Waiver of Marshalling; No Contest.
(a)	Prior to the Termination Date, no Secured Party may assert or enforce any right of marshalling accorded to a holder of Secured Obligations, as against the holders of any other Secured Obligations.

(b)	Each Secured Party hereto agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity, perfection or
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enforceability of a Lien held by or on behalf of any of the Secured Parties in the Collateral as contemplated by the Security Documents or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, the Depositary Bank, any Administrative Agent, the Replacement Letter of Credit Administrative Agent or any Secured Party to enforce this Agreement.

7.07	Insolvency or Liquidation Proceedings. Prior to the Termination Date, if the Borrower shall be subject to any insolvency or liquidation proceeding and the Collateral Agent (acting at the written direction of the Required Secured Parties) shall desire to permit the use of “Cash Collateral” (as such term in is defined in Section 363(a) of the Bankruptcy Code), with respect to any Collateral or to permit the Borrower to obtain financing, whether from the Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then each Secured Party agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as (a) each Secured Party retains the right to object to such use of Cash Collateral or to the granting of any priming liens over any Collateral if the terms thereof, including the terms of adequate protection (if any) granted to the Secured Parties in connection therewith, do not provide for materially equal treatment to all Secured Parties in their capacities as such (it being expressly understood and agreed that if any Secured Party provides DIP Financing to the Borrower, nothing herein shall preclude such provider of DIP Financing from having the priming liens in respect of such DIP Financing as provided under Applicable Law), (b) each Secured Party retains the right to object to any ancillary agreements or arrangements regarding the DIP Financing that are materially prejudicial to their interests (unless such ancillary agreements or arrangements, including without limitation any adequate protection orders, are equally materially prejudicial to all Secured Parties, in which case there shall be no independent right of a Secured Party to object), (c) the DIP Financing (i) does not compel the Borrower to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (ii) does not expressly require the liquidation of any Collateral prior to a default under the DIP Financing documentation and (d) if any Cash Collateral order contemplates the liquidation of Collateral, such order provides that the liens of the Secured Parties will attach to the proceeds of such liquidation equally and ratably.
ARTICLE VIII
AMENDMENTS; WAIVERS; INSTRUCTIONS
8.01	Unanimous Voting Issues. With respect to any of the matters listed on Exhibit C, unless the Unanimous Voting Parties (acting in accordance with the procedures set forth in Article VI) shall so authorize, (a) no Modification shall be agreed to by the Agents, (b) no instruction shall be given under or with respect to any Financing Document and (c) no discretion shall be exercised by the Agents under or with respect to any Financing Document.
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8.02	Modification and Exercise of Discretion. Unless any Secured Obligation Event of Default has occurred and is continuing, and only to the extent in all cases that the discretion exercised by or the actions taken by the applicable Agent could not reasonably be expected to result in any Secured Obligation Event of Default or have a material adverse effect on the interests of any Secured Party, any Agent may, without obtaining the consent of the Required Secured Parties or any Secured Party other than as set forth in Section 8.03, Modify any Financing Document to which it is a party by entering into an amendment to such Financing Document with the Borrower in order to (i) cure any ambiguity or to cure, correct or supplement any provision contained therein which is or appears to be inconsistent with any other provisions contained in such Financing Document or in any other Financing Document (including without limitation any administrative mistakes or omissions), (ii) correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties thereto, (iii) implement the terms of any additional obligations or refinancing of Indebtedness of the Borrower, as contemplated by, and to the extent permitted by, the terms of the relevant Financing Documents, (iv) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Secured Obligations set forth in the applicable Secured Obligation Document to which it is a party, or otherwise amend or supplement in any manner such Secured Obligation Document, or, other than this Agreement or the other Security Documents, any instrument evidencing such Secured Obligations or any agreement under which such Secured Obligations are outstanding, (v) release any Person or entity liable in any manner for the collection of the Secured Obligations set forth in the applicable Secured Obligation Document to which it is a party, (vi) subject to the terms of this Agreement, exercise or refrain from exercising any rights against the Borrower and (vii) make any change that would provide any additional rights or benefits to the Secured Parties or that does not adversely affect the legal rights thereunder of any Secured Party.

8.03	Effect of Amendment on Agents. No party hereto shall amend any provision of any Financing Document that materially affects any Agent without the written consent of the applicable Agent.
ARTICLE IX
COLLATERAL AGENT AND DEPOSITARY BANK
9.01	Appointment. Deutsche Bank Trust Company Americas is hereby appointed to act as Collateral Agent and to act as Depositary Bank and the Collateral Agent and Depositary Bank are each authorized to exercise such rights, powers, authorities and discretions as are specifically delegated to the Collateral Agent or the Depositary Bank, as the case may be, by the terms of this Agreement and the other Financing Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. By its signature below Deutsche Bank Trust Company Americas (or any successor thereto pursuant to this Article IX) accepts each such appointment. The Borrower hereby agrees to pay to the Collateral Agent and the Depositary Bank any reasonable and documented fees and other amounts as are agreed in writing between the Borrower and the Collateral Agent or Depositary Bank, as the case may be, from time to time.
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9.02	Duties and Responsibilities. Neither the Collateral Agent nor the Depositary Bank shall have any fiduciary duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement or the other Financing Documents against the Collateral Agent or the Depositary Bank. Neither the Collateral Agent nor the Depositary Bank shall be liable or responsible except for the performance of such expressed duties as are specifically set forth herein or in the other Transaction Documents to which it is a party. Neither the Collateral Agent nor the Depositary Bank shall have any fiduciary relationship with the Borrower arising out of or in connection with this Agreement or the other Transaction Documents. The relationship between the Secured Parties, on the one hand, and the Borrower, on the other, in connection herewith or therewith is solely that of a debtor and a creditor. Neither this Agreement nor the other Transaction Documents creates a joint venture between the parties.

9.03	Rights and Obligations.
(a)	The Collateral Agent may:
(i)	assume, absent actual knowledge or written notice received by it to the contrary, that (A) any representation made by any Person in connection with any Transaction Document is true, (B) no Secured Obligation Default or Secured Obligation Event of Default exists, (C) no Person is in breach of or in default under its obligations under any Transaction Document and (D) any right, power, authority or discretion vested herein upon any other Agent has not been exercised;

(ii)	assume, absent actual knowledge or written notice received by it to the contrary, that any notice or certificate given by any Person has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

(iii)	assume, absent written notice received by it to the contrary, that the address, telecopy and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Section 9.01 of the Credit Agreement or in the Accession Agreement to which such Person is a party until the Collateral Agent has received from such Person a written notice designating some other office of such Person to replace any such address, telecopy or telephone number, and act upon any such notice until the same is superseded by a further such written notice;

(iv)	employ at the expense of the Borrower in accordance with Section 9.03 of the Credit Agreement, attorneys, accountants or other experts whose advice or services the Collateral Agent may reasonably determine is necessary, expedient or desirable, may pay reasonable fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided that the Collateral Agent shall be under no
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obligation to act upon such advice if it does not deem such action to be appropriate;

(v)	rely on any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such party;

(vi)	rely upon any communication, certification, notice or document reasonably believed by it to be genuine;

(vii)	refrain from acting or continuing to act in accordance with any instructions given under this Agreement to begin any legal action or proceeding arising out of or in connection with any Transaction Document until it shall have received such indemnity or security from the Secured Parties as it may reasonably require (whether by payment in advance or otherwise) for all reasonable costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities which it will or may expend or incur in complying or continuing to comply with such instructions; provided that nothing in this subclause (vii) shall be deemed to obligate any Secured Party to provide any such indemnity or security; and

(viii)	seek instructions from the Required Secured Parties or the Adminstrative Agent, as applicable, as to the exercise of any of its rights, powers, authorities or discretions hereunder (including any consents, notices, requests, amendments, waivers, modifications, acceptances or remedies), and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such written instructions or, in the absence of any (or any clear) written instructions, when refraining from taking any action or exercising any right, power or discretion hereunder.
(b)	The Collateral Agent shall:
(i)	promptly deliver to the Secured Parties or the Administrative Agent, as applicable, the notices, certificates, reports, opinions, agreements and other documents which it receives under this Agreement and the other Transaction Documents in its capacity as Collateral Agent;

(ii)	except as otherwise expressly provided in any Financing Document, perform its duties in accordance with any written instructions given to it by the Required Secured Parties, which instructions shall be binding on all Secured Parties; and

(iii)	if so instructed in writing by the Required Secured Parties, refrain from exercising any right, power, authority or discretion vested in it hereunder or under the other Financing Documents (other than rights arising under this Section 9.03).
Collateral Agency Agreement

(c)	Without limiting the generality of Section 9.03(b), the parties hereto acknowledge and agree that the Collateral Agent shall, in exercising its rights and performing its obligations under the other Financing Documents, act in accordance with the terms and conditions of this Agreement.
9.04	No Responsibility for Certain Conduct.
(a)	Notwithstanding anything to the contrary expressed or implied herein, the Collateral Agent shall not:
(i)	be bound to inquire as to (w) whether or not any representation made by any other Person in connection with any Transaction Document is true, (x) the occurrence or otherwise of any Secured Obligation Default or Secured Obligation Event of Default, (y) the performance by any other Person of its obligations under any of the Transaction Documents or (z) any breach of or default by any other Person of its obligations under any of the Transaction Documents;

(ii)	be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as otherwise provided in this Agreement; or

(iii)	be bound to disclose to any Person any information relating to the Project or to any Person if such disclosure would, or might in its reasonable opinion, constitute a breach of any applicable law or be otherwise actionable at the suit of any Person.
(b)	The Collateral Agent shall have no responsibility for the accuracy or completeness of any information supplied by any Person (other than itself) in connection with the Project or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by the Borrower or any other Person contained in this Agreement or any other Transaction Document or in any certificate or other document referred to or provided for, or received by the Collateral Agent, hereunder or thereunder. The Collateral Agent shall not be liable as a result of any failure by the Borrower or its Affiliates or any Person (except itself to the extent of the Collateral Agent’s gross negligence or willful misconduct) party hereto or to any other Transaction Document to perform their respective obligations hereunder or under any other Transaction Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Transaction Document.

(c)	It is understood and agreed by each Secured Party (for itself and any other Person claiming through it) that, except as expressly set forth herein, it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness,
Collateral Agency Agreement

condition, affairs, status and nature of each Person and, accordingly, each such Secured Party warrants to the Collateral Agent that it has not relied on and will not hereafter rely on the Collateral Agent:
(i)	to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the Collateral Agent); or

(ii)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Person.
(d)	In the event the Collateral Agent is instructed in writing to take any action under this Agreement or any other Financing Document, the Collateral Agent may refuse to take such action in the event that, in the Collateral Agent’s sole discretion, the Collateral Agent determines that taking such action either would be contrary to applicable laws or regulations or would cause the Collateral Agent to incur liability for which the Collateral Agent has not been indemnified or secured against to its satisfaction.
9.05	Defaults. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Secured Obligation Default or Secured Obligation Event of Default unless the Collateral Agent has received written notice of such Secured Obligation Default or Secured Obligation Event of Default referring to this Agreement, describing such Secured Obligation Default or Secured Obligation Event of Default and stating that such notice is a “Notice of Default.” If the Collateral Agent has actual knowledge of a Secured Obligation Default or Secured Obligation Event of Default or receives such a Notice of Default, the Collateral Agent shall give prompt notice thereof to the Administrative Agent, the Replacement Letter of Credit Administrative Agent and the Swap Banks. The Collateral Agent shall take such action with respect to such Secured Obligation Default or Secured Obligation Event of Default as is provided in this Agreement and Article VII of the Credit Agreement; provided, however, that notwithstanding any other provision of this Agreement to the contrary, unless and until the Collateral Agent shall have received a Remedies Direction, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Secured Obligation Default or Secured Obligation Event of Default as it shall deem advisable and in the best interest of the Secured Parties and any such action so taken shall be deemed to be taken pursuant to a Remedies Direction.

9.06	Liability.
(a)	Neither the Collateral Agent nor the Depositary Bank nor any of their officers, directors, employees or agents shall be liable to any Person for any action taken or omitted under this Agreement or under the other Financing Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent or the Depositary Bank, as determined
Collateral Agency Agreement

by a court of competent jurisdiction in a final judgment from which no appeal may be taken. The Secured Parties party hereto each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Collateral Agent and the Depositary Bank for any action taken or omitted under this Agreement or under the other Financing Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent or the Depositary Bank (as the case may be), as determined by a court of competent jurisdiction in a final judgment from which no appeal may be taken.

(b)	Neither the Depositary Bank nor the Collateral Agent shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Depositary Bank or the Collateral Agent, as the case may be (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
9.07	Indemnity. Each Secured Party shall, from time to time on demand by the Collateral Agent or the Depositary Bank, indemnify the Collateral Agent and the Depositary Bank in proportion to (a) prior to any acceleration of the Secured Obligations, its pro rata share of the aggregate of the undrawn Commitments and commitments under any Replacement Letter of Credit Facility and the outstanding principal amount of Secured Obligations and (b) following any acceleration of the Secured Obligations, its pro rata share of outstanding principal of Secured Obligations at the time of demand (or, if all outstanding principal have then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities, which the Collateral Agent or the Depositary Bank may incur on or after the date hereof in acting in its capacity as the Collateral Agent or the Depositary Bank, as applicable, hereunder and under the other Financing Documents, other than by reason of its own respective gross negligence or willful misconduct. Without limitation of the foregoing, each Secured Party shall reimburse the Collateral Agent and the Depositary Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable legal fees and expenses) incurred by it in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents, to the extent that the Collateral Agent and the Depositary Bank are not promptly reimbursed for such expenses by the Borrower. The provisions of this Section 9.07 shall survive the termination of this Agreement and the other Financing Documents.
9.08	Resignation and Removal.
(a)	Subject to Section 9.09, either the Collateral Agent or the Depositary Bank may resign from its appointment hereunder at any time without providing any reason
Collateral Agency Agreement

therefor by giving 30 days prior written notice to that effect to each of the other parties hereto.

(b)	Subject to Section 9.09, the Required Secured Parties, unless an Event of Default has occurred and is continuing, with the consent of the Borrower, may remove either the Collateral Agent or the Depositary Bank from its appointments hereunder with or without cause by giving 30 days prior written notice to that effect to each of the other parties hereto.
9.09	Successor Collateral Agents and Depositary Banks.
(a)	No resignation or removal pursuant to Section 9.08 shall be effective until:
(i)	a successor for the Collateral Agent or Depositary Bank, as the case may be, is appointed in accordance with (and subject to) the provisions of this Section 9.09;

(ii)	the resigning Collateral Agent or Depositary Bank, as the case may be, has transferred to its successor (A) all of its rights and obligations in its capacity as a Collateral Agent or a Depositary Bank, as the case may be, under this Agreement and the other Financing Documents and (B) all documentation held by it and relating to the Financing Documents (other than such documentation that the Collateral Agent or the Depositary Bank, as the case may be, is required to retain pursuant to applicable law); and

(iii)	the successor Collateral Agent or Depositary Bank, as the case may be, has executed and delivered an agreement to be bound by the terms of this Agreement and the other Financing Documents and to perform all duties required of Collateral Agent or Depositary Bank, as the case may be, hereunder and under the other Financing Documents;
provided that, for the avoidance of doubt, a removal of a Collateral Agent or Depositary Bank shall be effective notwithstanding the non-satisfaction of clause (a)(ii) above.
(b)	If the Collateral Agent or the Depositary Bank has given notice of its resignation pursuant to Section 9.08(a) or if the Required Secured Parties give the Collateral Agent or the Depositary Bank notice of removal thereof pursuant to Section 9.08(b), then a successor to the Collateral Agent or the Depositary Bank, as the case may be, may be appointed by the Required Secured Parties (and, unless a Secured Obligation Event of Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during a 30 day period beginning on the date of such notice but, if no such successor is so appointed within 30 days after the above notice, the resigning or removed Collateral Agent or Depositary Bank may appoint such a successor or petition to a court of competent jurisdiction to appoint such a successor. If a resigning or removed Collateral Agent or Depositary Bank, or a court of competent jurisdiction appoints a successor, such successor shall (i) be authorized under all applicable laws to exercise corporate trust powers, (ii) have a
Collateral Agency Agreement

combined capital and surplus of at least $500,000,000 and (iii) be acceptable to the Required Secured Parties (and, unless a Secured Obligation Event of Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed).

(c)	If a successor to the Collateral Agent or the Depositary Bank is appointed under the provisions of this Section 9.09, then:
(i)	the predecessor Collateral Agent or Depositary Bank, as the case may be, shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii)	the resignation pursuant to Section 9.08(a) or removal pursuant to Section 9.08(b) of the predecessor Collateral Agent or Depositary Bank, as the case may be, notwithstanding, the provisions of this Agreement shall inure to the predecessor Collateral Agent’s benefit or Depositary Bank’s benefit, as the case may be, as to any actions taken or omitted to be taken by it under this Agreement and the other Financing Documents while it was Collateral Agent or Depositary Bank, as the case may be; and

(iii)	the successor Collateral Agent or Depositary Bank, as the case may be, and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Collateral Agent or Depositary Bank, as the case may be, had been a party hereto beginning on the date of this Agreement.
9.10	Authorization. The Collateral Agent and the Depositary Bank are each hereby authorized to execute, deliver and perform each of the Financing Documents to which the Collateral Agent or the Depositary Bank, as the case may be, is or is intended to be a party.

9.11	Collateral Agent or Depositary Bank as Lender. With respect to any Commitment or commitment under any Replacement Letter of Credit Facility held by it, and the Loans or Replacement Letter of Credit Loans made by it, any Lender or Replacement Lender serving as Collateral Agent or Depositary Bank hereunder shall have the same rights and powers under the Transaction Documents as any other Lender or Replacement Lender, as the case may be, and may exercise the same as though it were not the Collateral Agent or the Depositary Bank. The term “Lender”, “Replacement Lender” or “Secured Party”, when used with respect to the Collateral Agent or the Depositary Bank, shall, unless otherwise expressly indicated, include the Collateral Agent or the Depositary Bank, as the case may be, in its individual capacity. The Collateral Agent, the Depositary Bank and each of their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with any Person, without any duty to account therefor to the Secured Parties.
Collateral Agency Agreement

ARTICLE X
MISCELLANEOUS
10.01	No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Secured Party in exercising any right, power or privilege hereunder and no course of dealing between parties hereto shall impair any such right, power or privilege or operate as a waiver thereof. No single or partial exercise by any party hereto or any Secured Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies provided herein are cumulative and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand by any party hereto or any Secured Party on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto or any Secured Party to any other or further action in any circumstances without notice or demand.

10.02	Notices. All notices, payment instructions, Remedies Directions and other communications required or permitted to be given hereunder shall be (a) in writing and be considered as properly given and be deemed effective in accordance with Section 9.01 of the Credit Agreement; and (b) sent to a party hereto at its address and contact number specified in Section 9.01 of the Credit Agreement or in the Accession Agreement to which it is a party, or at such other address and contact number as is designated by any party in a written notice to the other parties hereto; provided that with respect to determining whether any notice, payment instruction, Remedies Direction or other communication to the Agents or the Depositary Bank has been given hereunder, unless otherwise expressly provided herein, such notice shall be deemed effectively given and received on the actual day of receipt by the Agents or the Depositary Bank, as the case may be, of such notice, payment instruction, Remedies Direction or other communication at its designated office for delivery of notices.

10.03	Amendments. Except to the extent specified in Article VIII, this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and Agent party hereto (with the consent of the Required Secured Parties). Any such amendment or modification shall be binding upon the Borrower and the Secured Parties (including any thereof executing an Accession Agreement thereafter).

10.04	Benefit of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Secured Party.

10.05	Third-Party Beneficiaries. The covenants contained herein are made solely for the benefit of the parties hereto and the other Secured Parties from time to time bound hereby, and their successors and assigns, and shall not be construed as having been intended to benefit any other third-party not a party to this Agreement.
Collateral Agency Agreement

10.06	Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument.

10.07	Effectiveness. This Agreement shall be effective on the date first above written.

10.08	Entire Agreement. This Agreement and the other Financing Documents, including the documents referred to herein, constitute the entire agreement and understanding of the parties hereto, and supersede any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof.

10.09	Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

10.10	Conflict with Other Agreements. Except as otherwise expressly provided herein, the parties agree that in the event of any conflict between the provisions of this Agreement (or any portion thereof) and the provisions of any other Financing Document or any other agreement now existing or hereafter entered into, the provisions of this Agreement shall control. In the event that in connection with the establishment of any of the Accounts with the Depositary Bank, the Borrower shall not enter into any agreement, instrument or other document with the Depositary Bank which has terms that are in conflict with or inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

10.11	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York and the provisions of Section 9.09 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, as if fully set out in this Agreement and each reference in any such Section of the Credit Agreement to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Agreement.

10.12	Termination. Upon the Termination Date, this Agreement shall (except as otherwise expressly set out herein) terminate and be of no further force and effect; provided that the obligations under Section 9.07 shall survive the Termination Date.

10.13	Reinstatement. This Agreement and the obligations of the Borrower hereunder shall continue to be effective or be automatically reinstated, as the case may be, if (and to the extent that) at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is rescinded or reduced in amount, or must otherwise be restored or returned by any Agent or any other Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated on the same terms and conditions applicable thereto prior
Collateral Agency Agreement

to the payment of the rescinded, reduced, restored or returned amount, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.14	Attorney-In-Fact. For the purposes of allowing the Collateral Agent to exercise its rights and remedies upon the occurrence and continuance of a Secured Obligation Event of Default, and to the extent permitted by applicable law, the Borrower irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement.

10.15	Stamp and Other Similar Taxes. The Borrower shall pay at any time all stamp duty, registration taxes, fees or charges and other similar duties, levies, charges and fees which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Financing Document or the attachment or perfection of the Lien granted to the Collateral Agent in any Collateral (including the Depositary Collateral with the Depositary Bank) and shall from time to time upon demand by any Agent indemnify such Agent, the Depositary Bank, each receiver appointed under this Agreement and each of the other Secured Parties against any liabilities, costs, claims, expenses, penalties and interest resulting from any failure to pay or any delay in paying any such duty or tax (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of any such Person as finally determined by a court of competent jurisdiction) in a final judgment from which no appeal may be taken.

10.16	Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse each Agent promptly on demand for any and all amounts in respect of all search, filing and recording fees, taxes, excise taxes, sales taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Financing Document to which such Person is a party and agrees to hold each such Person harmless from and against any and all liabilities, costs, claims, expenses, penalties and interest with respect to or resulting from any delay in paying or omission to pay such taxes and fees (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of any such Person as finally determined by a court of competent jurisdiction) in a final judgment from which no appeal may be taken.

10.17	Accession Agreements.
Collateral Agency Agreement

(a)	The Collateral Agent will, as an Agent hereunder, perform its undertakings set forth herein with respect to each holder of Secured Obligations that are issued or incurred after the date hereof that:
(i)	holds obligations that are identified as Secured Obligations in accordance with the procedures set forth in Section 10.17(b); and

(ii)	signs (whether itself or through its Agent identified pursuant to Section 10.17(b)) an Accession Agreement.
(b)	The Borrower will be permitted (i) to designate as an additional holder of Secured Obligations hereunder the Swap Banks who enter into Permitted Swap Agreements with the Borrower on or after the date of this Agreement in compliance with the requirements of the Credit Agreement, and (ii) to designate as additional holders of Secured Obligations hereunder Replacement Lenders and the Replacement Letter of Credit Administrative Agent under any Replacement Letter of Credit Facility entered into by the Borrower after the date of this Agreement. The Borrower may effect such designation by delivering to the Collateral Agent, with copies to each other Secured Party (or applicable Agent on its behalf), each of the following:
(i)	an Officer’s Certificate stating that the Borrower intends to incur additional Secured Obligations (“Additional Secured Obligations”) which will either be (A) a Permitted Swap Agreement or (B) a Replacement Letter of Credit Facility, and in each case certifying that the incurrence of such Additional Secured Obligation is permitted and does not violate or result in any default under the Secured Obligation Documents;

(ii)	evidence that the Borrower has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations (if any) to ensure that the Additional Secured Obligations are secured by the Collateral in accordance with the Security Documents;

(iii)	a written notice specifying the name and address of the Secured Parties (or Agent acting on their behalf) for such of Additional Secured Obligations for purposes of Section 10.02; and

(iv)	a copy of the executed Accession Agreement referred to in clause (a) above.
     Each of the parties hereto agrees that this Agreement and the applicable Security Documents may be amended to the extent necessary or desirable to cause the Liens granted thereby to be in favor of the holders of such new Secured Obligations and to cause such holders to be treated in the same manner as the relevant Secured Parties under this Agreement.
10.18	USA PATRIOT Act. Each Secured Party and the Depositary Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.
Collateral Agency Agreement

L.107-56 (signed into law October 26, 2001)), such Secured Party and the Depositary Bank may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Secured Party and the Depositary Bank to identify the Borrower in accordance with said Act. The Borrower agrees that it will provide each Secured Party and the Depositary Bank with such information as it may reasonably request in order for such Secured Party and the Depositary Bank to satisfy the requirements of said Act.

10.19	Collateral Agent and Depositary Agent.
(a)	Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent (acting in accordance with the Credit Agreement and other Financing Documents), as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(b)	Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Depositary Bank or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Depositary Bank, it is understood that in all cases the Depositary Bank shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Collateral Agent (acting in accordance with the Credit Agreement and other Financing Documents), as it deems appropriate. This provision is intended solely for the benefit of the Depositary Bank and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. The duties, responsibilities and obligations of the Depository Bank shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Depository Bank. The Depository Agent shall not be subject to, nor required to comply with, any other agreement to which it is not a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Collateral Agent.
[SIGNATURES TO FOLLOW]
Collateral Agency Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: MIRANT MARSH LANDING, LLC, as the Borrower
By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Signature Page to Collateral Agency Agreement

COLLATERAL AGENT DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

Signature Page to Collateral Agency Agreement

DEPOSITARY BANK DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Depositary Bank
By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

Signature Page to Collateral Agency Agreement

ADMINISTRATIVE AGENT: THE ROYAL BANK OF SCOTLAND PLC, not in its individual capacity but solely as Administrative Agent
By:	/s/ Matthew Wade
	Name:	Matthew Wade
	Title:	Senior Vice President

Signature Page to Collateral Agency Agreement

     SCHEDULE I
to Agreement
ACCOUNT NAMES AND NUMBERS

ACCOUNT NAME	ACCOUNT NO.
(a) the Construction Account	S60655.1

(b) the Operating Account	S60655.2

(c) the Revenue Account	S60655.3

(d) the Debt Service Reserve Account	S60655.4

(e) the Interest Payment Account	S60655.5

(f) the Principal Payment Account	S60655.6

(g) the Insurance/Condemnation Proceeds Account	S60655.7

(h) the Distribution Account	S60655.8

(i) the Major Maintenance Account	S60655.9

(j) the Prepayment Account	S60655.10
Schedule I to Collateral Agency Agreement

EXHIBIT A
to Agreement
FORM OF CONSTRUCTION ACCOUNT WITHDRAWAL CERTIFICATE
Date of this Construction Account Withdrawal Certificate: [__________]
Deutsche Bank Trust Company Americas,
as Collateral Agent
60 Wall Street
MSNYC60-2710
New York, New York 10005
Attention: Trust and Securities Services
Project Finance- Account Manager
E-mail: yana.kislenko@db.com,
li.jiang@db.com
Tel: (212) 250-7727
Fax: (732)-578-4636
cc: The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director,
TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President,
Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Exhibit A to Collateral Agency Agreement

Ladies and Gentlemen:
     1. This Construction Account Withdrawal Certificate is delivered to you pursuant to Section 3.03(a) of that certain Collateral Agency and Intercreditor Agreement dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Collateral Agency Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Deutsche Bank Trust Company Americas, in its capacities as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and as Depositary Bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”) and other secured parties from time to time party thereto. All capitalized terms used herein shall have the respective meanings specified in the Collateral Agency Agreement unless otherwise defined herein or unless the context requires otherwise.
     2. This Construction Account Withdrawal Certificate is being delivered in connection with a proposed withdrawal and/or transfer under the Collateral Agency Agreement on [INSERT DATE] (the “Proposed Transfer Date”).
     3. With respect to the information in this Construction Account Withdrawal Certificate, the Borrower has made such examination or investigation as was reasonably necessary to enable the Borrower to express an informed opinion as to the accuracy of such information.
     4. Construction Account Transfer:
4.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex A be transferred from the Construction Account to the applicable account or Person set forth on column 2 of Annex A on the Proposed Transfer Date (each such transfer, a “Construction Account Transfer”), which amounts are due and payable.
[4.1 The Borrower hereby requests that $[______] be transferred from the Construction Account to the Distribution Account, which amount (i) does not exceed the amount of any Permitted Construction Account Distribution Amount and (ii) is the excess of the amount certified by the Borrower (and confirmed by the Independent Engineer) to be necessary to pay Project Costs to achieve the Conversion Date and are reasonably expected to become due and payable after the Conversion Date (including the payment of all punch list items).]1
[4.2 The Borrower hereby requests that $[______] be transferred from the Construction Account to the Revenue Account, which amount shall be the amount

[1]	To be included in the Certificate for transfers from the Construction Account to the Distribution Account on the Conversion Date.
Exhibit A to Collateral Agency Agreement

2

remaining in the Construction Account following such transfer as set forth in Section 4.1.] 2
5. Certifications. THE BORROWER HEREBY CERTIFIES FOR THE BENEFIT OF EACH SECURED PARTY THAT, as of the date hereof:
5.1 the Borrower is entitled, pursuant to the terms of the Collateral Agency Agreement, to request each Construction Account Transfer in the amount and at the times set out in this Construction Account Withdrawal Certificate;
5.2 each withdrawal and transfer requested herein is for an amount required for, and shall solely be used for, the purpose set forth herein and in Annex A attached hereto in accordance with the Collateral Agency Agreement and the other Financing Documents; and
5.3 the Borrower is in compliance with the procedures, conditions and requirements set out in the Collateral Agency Agreement and all other applicable Financing Documents in connection with each Construction Account Transfer requested herein.
[SIGNATURE PAGE FOLLOWS]

[2]	To be included in the Certificate for transfers from the Construction Account to the Revenue Account on the Conversion Date to the extent amounts remain the Construction Account after any transfers under Section 4.1.
Exhibit A to Collateral Agency Agreement

3

     IN WITNESS WHEREOF, each undersigned party has executed this Construction Account Withdrawal Certificate as of the date hereof.

MIRANT MARSH LANDING, LLC
By
Name:
Title:

4

Annex A
to Construction Account Withdrawal Certificate
Withdrawals/Transfers from the Construction Account

Amount to be
withdrawn/transferred
from the Construction	Platform Account to be Transferred
Account	to	Purpose	Payment Instructions
$	[the Contractor] [specify Person or account]

$

$
Exhibit A to Collateral Agency Agreement

EXHIBIT B
to Agreement
FORM OF ACCOUNTS WITHDRAWAL CERTIFICATE
Date of this Accounts Withdrawal Certificate: _______________
Deutsche Bank Trust Company Americas,
as Collateral Agent
60 Wall Street
MSNYC60-2710
New York, New York 10005
Attention: Trust and Securities Services
Project Finance- Account Manager
E-mail: yana.kislenko@db.com,
li.jiang@db.com
Tel: (212) 250-7727
Fax: (732)-578-4636
cc: The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Simon Mockford, Managing Director, TPM, Power & Infrastructure Finance
Tel: 203-897-3719
Fax: 203-873-3365
Email: simon.mockford@rbs.com
with a copy to:
The Royal Bank of Scotland plc,
as Administrative Agent
600 Washington Boulevard
Stamford, CT 06901
Attn: Matthew Wilson, Senior Vice President, Head of Banking Middle Office Americas
Tel: 203-897-7664
Fax: 203-873-5300
Email: matthew.wilson@rbs.com
RE: Mirant Marsh Landing Project
Ladies and Gentlemen:
     1. This Accounts Withdrawal Certificate is delivered to you pursuant to Section 3.03 of that certain Collateral Agency and Intercreditor Agreement dated as of October 8, 2010 (as
Exhibit B to Collateral Agency Agreement

amended, modified or supplemented from time to time, the “Collateral Agency Agreement”), among Mirant Marsh Landing, LLC, a limited liability company duly organized under the laws of Delaware (the “Borrower”), The Royal Bank of Scotland plc, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Deutsche Bank Trust Company Americas, in its capacities as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and as Depositary Bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”) and other secured parties from time to time party thereto. All capitalized terms used herein shall have the respective meanings specified in the Collateral Agency Agreement unless otherwise defined herein or unless the context requires otherwise.
     2. This is being delivered in connection with a proposed withdrawal and/or transfer under the Collateral Agency Agreement on [INSERT DATE] (the “Proposed Transfer Date”).
     3. With respect to the information in this Accounts Withdrawal Certificate, the Borrower has made such examination or investigation as was reasonably necessary to enable such Person to express an informed opinion as to the accuracy of such information.
[Applicable provisions for the Accounts and transfers relevant for the Proposed Transfer Date to be inserted]
     4. Revenue Account; Transfers
4.1. The Borrower hereby requests that the amounts set forth in column 1 of Annex A be transferred from the Revenue Account to the applicable Account or Person set forth in column 2 of Annex A on the Proposed Transfer Date (each such transfer, a “Revenue Account Transfer”);
4.2. The amount to be transferred from the Revenue Account to the [Operating Account] [Permitted Borrower Bank Account] on the Proposed Transfer Date is $[________], which amount, together with the amount then on deposit in the Operating Account and the Permitted Borrower Bank Account, equals the sum (without duplication) of (A) the aggregate amount payable by the Borrower for Operating and Maintenance Expenses due and payable (including Operating and Maintenance Expenses owing from a prior month excluding Major Maintenance Expenses) plus (B) the Borrower’s good faith estimate of the aggregate Operating and Maintenance Expenses (excluding Major Maintenance Expenses) reasonably anticipated to become due and payable before the next Transfer Date plus (C) the amount set forth in the then applicable Operating Budget as an appropriate reserve as at the Proposed Transfer Date for the Borrower’s next periodic insurance and/or property tax payments;
4.3. [The amount to be transferred from the Revenue Account, to the Power Purchaser, on the Proposed Transfer Date is $[________], which amount (as certified by the Borrower) is required to satisfy the Borrower’s collateral posting obligations under the
Exhibit B to Collateral Agency Agreement

PPA not otherwise satisfied pursuant to the PPA Letter of Credit or a letter of credit issued under a Replacement Letter of Credit Facility]3;
4.4. The amount to be transferred from the Revenue Account, ratably to each Agent entitled thereto, on the Proposed Transfer Date is $[________], which amount is equal to the amount of all fees, costs, indemnities and expenses due and payable to the Agents and the Depositary Bank (in their capacities as Agents and Depositary Bank) under the Financing Documents;
4.5. The amount to be transferred from the Revenue Account, to the Interest Payment Account on the Proposed Transfer Date is $[________], which amount, together with the amounts then on deposit in the Interest Payment Account, equals the sum (without duplication) of (A) the amount of interest on the Loans, Replacement Letter of Credit Loans and fees (including Commitment Fees and Letter of Credit Fees) and (B) Ordinary Course Settlement Payments, in each case, respectively, to be paid to the Lenders, the Replacement Lenders and each counterparty to a Permitted Swap Agreement (as applicable) prior to the next Proposed Transfer Date;
4.6. The amount to be transferred from the Revenue Account, to the Principal Payment Account commencing on the Proposed Transfer Date that is three months prior to the first Term Loan Principal Payment Date is $[________], which amount, together with the amounts then on deposit in the Principal Payment Accounts, equals the sum (without duplication) of (A) an amount equal to one-third of the scheduled amount of principal of the Term Loans due and payable, or scheduled to become due and payable on the next Term Loan Principal Payment Date, (B) an amount equal to an amount (if any) required to be deposited in the Principal Payment Account on a monthly basis to ensure that an amount equal to the next scheduled principal payment under the Replacement Letter of Credit Facility shall be on deposit in the Principal Payment Account by the next succeeding principal payment date under the Replacement Letter of Credit Facility, (C) an amount equal to the amount of any accelerated principal of the Loans and Replacement Letter of Credit Loans then due and payable on such date (including any mandatory prepayments pursuant to Section 2.09(b) of the Credit Agreement) and any other amounts then due and payable in respect of the Loans, (D) an amount equal to any Termination Payments due and payable on such date under any Permitted Swap Agreement and (E) an amount equal to the scheduled amount of principal of the Letter of Credit Loans due and payable, or scheduled to become due and payable on the next Letter of Credit Maturity Date;
4.7. The amount to be transferred from the Revenue Account, to the Principal Payment Account on the Proposed Transfer Date is $[________], which amount is equal to the amount required to prepay the outstanding Letter of Credit Loans or Replacement Letter of Credit Loans (with respect to the letter, to the extent required under the Replacement Letter of Credit Facility);

[3]	At Borrower’s election.
Exhibit B to Collateral Agency Agreement

4.8. The amount to be transferred from the Revenue Account, to the Major Maintenance Account, on the Proposed Transfer Date is $[________], which amount is equal to the Major Maintenance Contribution Amount multiplied by the respective number of gas turbine starts since the last Transfer Date;
4.9 The amount to be transferred from the Revenue Account, to the Debt Service Reserve Amount, on the Proposed Transfer Date is $[________], which amount, together with the amount of funds on deposit in the Debt Service Reserve Account (when added to the available undrawn amount of the DSR Letter of Credit on such date) is equal to the Debt Service Reserve Required Amount; and
4.10. [The amount to be transferred from the Revenue Account to the Distribution Account, on the Proposed Transfer Date is $[________].]
5. Operating Account; Transfers
5.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex B be transferred from the Operating Account to the applicable account or Person set forth on column 2 of Annex B on the Proposed Transfer Date (each such transfer, an “Operating Account Transfer”); and
5.2 The amount to be transferred from the Operating Account to the account of [specify Person or account] on the Proposed Transfer Date is $[________], which amount is equal to Operating and Maintenance Expenses (including Emergency Expenses but excluding Major Maintenance Expenses) due and payable on the Proposed Transfer Date.
6. Debt Service Reserve Account; Transfers
[6.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex C be transferred from the Debt Service Reserve Account to the applicable account or Person set forth on column 2 of Annex C on the Proposed Transfer Date (each such transfer, a “Debt Service Reserve Account Transfer”); and]
[6.2 The amount to be transferred from the Debt Service Reserve Account to the Administrative Agent, for the account of [the Lenders] [and] [the Swap Banks], on the Proposed Transfer Date is $[________], which amount is equal to the Debt Payment Deficiency (or, if less, the aggregate amount of funds then on deposit in or credited to the Debt Service Account).]
7. Interest Payment Account; Transfers
7.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex D be transferred from the Interest Payment Account to the applicable account or Person set forth on column 2 of Annex D on the Proposed Transfer Date (each such transfer, a “Interest Payment Account Transfer”);
Exhibit B to Collateral Agency Agreement

7.2 The amount to be transferred from the Interest Payment Account to the Administrative Agent and Replacement Letter of Credit Administrative Agent on the Proposed Transfer Date, ratably for the account of the Lenders and Replacement Lenders, is $[_______], which amount is equal to the amount of interest on the Loans and Replacement Letter of Credit Loans and fees (including Commitment Fees and Letter of Credit Fees) to be paid to such Persons on the Proposed Transfer Date; and
7.3 The amount to be transferred from the Interest Payment Account to each counterparty to a Permitted Swap Agreement entitled thereto, on the Proposed Transfer Date is $[________], which amount is equal to the Ordinary Course Settlement Payments to be paid to such Persons on the Proposed Transfer Date.
8. Principal Payment Account; Transfers
8.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex E be transferred from the Principal Payment Account to the applicable account or Person set forth on column 2 of Annex E on the Proposed Transfer Date (each such transfer, a “Principal Payment Account Transfer”);
8.2 The amount to be transferred from the Principal Payment Account to the Administrative Agent and Replacement Letter of Credit Administrative Agent on the Proposed Transfer Date, ratably for the account of the Term Loan Lenders and Replacement Lenders, is $[_______], which amount is equal to the scheduled and accelerated amount of the principal of the Term Loans and Replacement Letter of Credit Loans to be paid to such Persons on the Proposed Transfer Date;
8.3 The amount to be transferred from the Principal Payment Account to each Swap Bank entitled thereto, on the Proposed Transfer Date is $[________], which amount is equal to any Termination Payments under any Permitted Swap Agreement to be paid to such Persons on the Proposed Transfer Date;
8.4 The amount to be transferred from the Principal Payment Account to the Parent or a Subsidiary of a Parent that is a lender under Carbon Dioxide Cost Bridge Indebtedness, Delay Damages Bridge Indebtedness or Permitted Swap Collateral Bridge Indebtedness, on the Proposed Transfer Date is $[________], which amount is equal to the amount of prepayment of Carbon Dioxide Cost Bridge Indebtedness, Delay Damages Bridge Indebtedness or Permitted Swap Collateral Bridge Indebtedness, to the extent that the Permitted Bridge Prepayment Conditions have been satisfied in respect of such Permitted Bridge Indebtedness, to be paid to such Persons on the Proposed Transfer Date; and
8.5 The amount to be transferred from the Principal Payment Account to the Administrative Agent, ratably for the account of each Letter of Credit Lender and Replacement Lender, on the Proposed Transfer Date is $[________], which amount is equal to the amount required to prepay the outstanding Letter of Credit Loans or Replacement Letter of Credit Loans to be paid to such Persons on the Proposed Transfer Date.
Exhibit B to Collateral Agency Agreement

9. Insurance/Condemnation Proceeds Account; Transfers
[9.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex F be transferred from the Insurance/Condemnation Proceeds Account to the applicable account or Person set forth on column 2 of Annex F on the Proposed Transfer Date (each such transfer, a “Insurance/Condemnation Proceeds Account Transfer”);]
[9.2 The amount to be transferred from the Insurance/Condemnation Proceeds Account to [the Construction Account] [Revenue Account], on the Proposed Transfer Date is $[_______];]
[9.3 The amount to be transferred from the Insurance/Condemnation Proceeds Account to [_______], on the Proposed Transfer Date is $[_______], which amount is to be used in restoring or repairing the Project; and]
[9.4 The amount to be transferred from the Insurance/Condemnation Proceeds Account to the Prepayment Account, on the Proposed Transfer Date is $[_______], which amount is to be used for the prepayment of the Loans.]
10. Distribution Account; Transfers
[10.1 The Borrower hereby request that the amounts set forth in column 1 of Annex G be transferred from the Distribution Account to the applicable account or Person set forth on column 2 of Annex G on the Proposed Transfer Date (each such transfer, a “Restricted Payments Transfer”); and]
[10.2 The amount to be transferred from the Distribution Account to the account of [specify Person or account] on the Proposed Transfer Date is $[________].]
11. Major Maintenance Account; Transfers
11.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex H be transferred from the Major Maintenance Account to the applicable account or Person set forth on column 2 of Annex H on the Proposed Transfer Date (each such transfer, a “Major Maintenance Account Transfer”); and
11.2 The amount to be transferred from the Major Maintenance Account to the account of [specify Person or account] on the Proposed Transfer Date is $[________], which amount is equal to Major Maintenance Expenses due and payable on the Proposed Transfer Date.
12. Prepayment Account; Transfers
12.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex I be transferred from the Prepayment Account to the applicable account or Person set forth on column 2 of Annex I on the Proposed Transfer Date (each such transfer, a “Prepayment Account Transfer”); and
Exhibit B to Collateral Agency Agreement

12.2 The amount to be transferred from the Prepayment Account to the account of [specify Person or account] on the Proposed Transfer Date is $[________], which amount is equal to the amount [transferred from the Insurance/Condemnation Proceeds Account] [of the [Project Document Claim] or [Termination Payment] to be transferred on the Proposed Transfer Date].
     13. Certifications. THE BORROWER, HEREBY CERTIFIES FOR THE BENEFIT OF EACH SECURED PARTY THAT, as of the date hereof:
13.1	the Borrower is entitled, pursuant to the terms of Articles III of the Collateral Agency Agreement, to request each [Revenue Account Transfer, Operating Account Transfer, Debt Service Reserve Account Transfer, Interest Payment Account Transfer, Principal Payment Account Transfer, Insurance/Condemnation Proceeds Account Transfer, Restricted Payments Transfer, Major Maintenance Account Transfer and Prepayment Account Transfer] in the amount and at the times set out in this Accounts Withdrawal Certificate;

13.2	each withdrawal and transfer requested herein is for an amount required for, and shall solely be used for, the purpose set forth herein and in Annexes [A, B, C, D, E, F, G, H and I], attached hereto in accordance with the Collateral Agency Agreement and the other Financing Documents;[and]

13.3	the Borrower is in compliance with the procedures, conditions and requirements set out in the Collateral Agency Agreement and all other applicable Financing Documents in connection with each [Revenue Account Transfer, Operating Account Transfer, Debt Service Reserve Account Transfer, Interest Payment Account Transfer, Principal Payment Account Transfer, Insurance/Condemnation Proceeds Account Transfer, Restricted Payments Transfer, Major Maintenance Account Transfer and Prepayment Account Transfer] as applicable, requested herein[; and]

13.4	[if a Insurance/Condemnation Proceeds Account Transfer is requested hereby, such Insurance/Condemnation Proceeds Account Transfer shall be in accordance with Section 5.19 of the Credit Agreement[; and][4]

13.5	[if a Prepayment Account Transfer is requested hereby, such Prepayment Account Transfer shall be in accordance with Section 2.09(b) of the Credit Agreement[; and][.]][5]

13.6	[if a Restricted Payment is requested hereby, each of the conditions to the making of a Restricted Payment by the Borrower set forth in Section 6.07 of the Credit Agreement shall have been satisfied on the Proposed Transfer Date.][6]

[4]	Applicable only with respect to Insurance/Condemnation Proceeds Account Transfers.

[5]	Applicable only with respect to Prepayment Account Transfers.

[6]	Applicable only with respect to Restricted Payments to be made under Section 6.07 of the Credit Agreement.
Exhibit B to Collateral Agency Agreement

[SIGNATURE PAGE FOLLOWS]
Exhibit B to Collateral Agency Agreement

     IN WITNESS WHEREOF, each undersigned party has executed this Accounts Withdrawal Certificate as of the date hereof.

MIRANT MARSH LANDING, LLC
By
Name:
Title:

Exhibit B to Collateral Agency Agreement

Annex A to Accounts Withdrawal Certificate
Withdrawals from the Revenue Account

Amount to be
withdrawn/transferred
from Revenue Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[Operating Account] [Permitted Borrower Bank Account]

$	[Collateral Agent][Administrative Agent] [Depositary Bank]

$	[Interest Payment Account]

$	[Principal Payment Account]

$	[Debt Service Reserve Account]

$	[Power Purchaser]

$	[Distribution Account]
Exhibit B to Collateral Agency Agreement

Annex B to Accounts Withdrawal Certificate
Withdrawals from the Operating Account

Amount to be
withdrawn/transferred
from the Operating
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[specify Person or account]

$

$

$

$
Exhibit B to Collateral Agency Agreement

Annex C to Accounts Withdrawal Certificate
Withdrawals from the Debt Service Reserve Account

Amount to be
withdrawn/transferred
from the Debt Service	Platform Account to
Reserve Account	be Transferred to	Purpose	Payment Instructions
$	Administrative Agent

$

$

$
Exhibit B to Collateral Agency Agreement

Annex D to Accounts Withdrawal Certificate
Withdrawals from the Interest Payment Account

Amount to be
withdrawn/transferred
from the Major
Maintenance Reserve
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[Administrative Agent and Replacement Letter of Credit Administrative Agent, ratably for the account of the Lenders and Replacement Lenders]

$	[counterparty to a Permitted Swap Agreement]

$

$
Exhibit B to Collateral Agency Agreement

Annex E to Accounts Withdrawal Certificate
Withdrawals from the Principal Payment Account

Amount to be
withdrawn/transferred
from the Distribution
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[Administrative Agent and Replacement Letter of Credit Administrative Agent, ratably for the account of Term Loan Lenders and Replacement Lenders]

$	[Swap Bank]

$	[Parent or Subsidiary of Parent that is a lender under Carbon Dioxide Cost Bridge Indebtedness or Delay Damages Indebtedness]

$	[Administrative Agent, ratably for the account of each Letter of Credit Lender and Replacement Lender]
Exhibit B to Collateral Agency Agreement

Annex F to Accounts Withdrawal Certificate
Withdrawals from the Insurance/Condemnation Proceeds Account

Amount to be
withdrawn/transferred
from the Distribution
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[specify Person or account]

$	[Construction Account]

$	[Revenue Account]

$	[Prepayment Account]
Exhibit B to Collateral Agency Agreement

Annex G to Accounts Withdrawal Certificate
Withdrawals from the Distribution Account

Amount to be
withdrawn/transferred
from the Distribution
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[specify Person or account]

$

$

$
Exhibit B to Collateral Agency Agreement

Annex H to Accounts Withdrawal Certificate
Withdrawals from the Major Maintenance Account

Amount to be
withdrawn/transferred
from the Distribution
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[specify Person or account]

$

$

$
Exhibit B to Collateral Agency Agreement

Annex I to Accounts Withdrawal Certificate
Withdrawals from the Prepayment Account

Amount to be
withdrawn/transferred
from the Distribution
Account	Platform Account to be Transferred to	Purpose	Payment Instructions
$	[specify Person or account]

$

$

$
Exhibit B to Collateral Agency Agreement

EXHIBIT C
to Agreement
MODIFICATIONS; UNANIMOUS VOTING ISSUES
The following require the consent of the Unanimous Voting Parties:
(i)	Any Modification affecting the level of the Required Secured Parties with respect to any decision under this Agreement.

(ii)	Any Modification of any provision of the Financing Documents, including this Agreement (including any definition of a defined term used therein) that has the effect of:
(a)	changing the time and/or amount of payment of principal or interest or premium due on any Secured Obligation;

(b)	changing the principal amount of any Secured Obligation;

(c)	changing the currency in which any payment by the Borrower is required to be made;

(d)	permitting the Borrower to assign its rights or delegate its duties under any Transaction Document;

(e)	releasing any material portion of the Collateral from the Lien of any of the Security Documents or allowing the release of any funds held by the Collateral Agent, other than (x) the release of funds pursuant to the express provisions of the Security Documents and (y) transfers or releases of funds pursuant to this Agreement;

(f)	altering the rights or obligations of the Borrower to prepay the Secured Obligations; or

(g)	altering the relative priority of payments as between the Secured Parties.
Exhibit C to Collateral Agency Agreement

EXHIBIT D
to Agreement
FORM OF ACCESSION AGREEMENT
     This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of [______], is entered into by [Name of Additional Secured Party], a [______] (the “Joining Party”), Mirant Marsh Landing, LLC, a Delaware limited liability company (the “Borrower”) and acknowledged and agreed to by Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as Collateral Agent under the Collateral Agency Agreement (as defined below).
     Reference is made to that certain Collateral Agency and Intercreditor Agreement dated as of October 8, 2010 (as amended, modified or supplemented from time to time, the “Collateral Agency Agreement”), among the Borrower, The Royal Bank of Scotland plc, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and as Depositary Bank and the other Secured Parties from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Agency Agreement.
[ADD DESCRIPTION OF [PERMITTED SWAP AGREEMENT]
[REPLACEMENT LENDER FACILITY] TO WHICH JOINING PARTY IS PARTY AND WHICH REPRESENTS THE SECURED OBLIGATIONS OWED TO SUCH JOINING PARTY AND THE PERSONS CLAIMING THROUGH IT, IF ANY (the “Additional Agreement”)]
     Each of the parties hereto agrees that (a) the Joining Party hereby becomes a Secured Party (collectively, the “Joining Secured Parties”) and (b) the obligations of the Borrower under the Additional Agreement are Obligations and, accordingly, such Obligations are secured by a pari passu first priority Lien on the Collateral as contemplated by the Collateral Agency Agreement (including Article IV) and the other Security Documents. Each of the parties hereto acknowledges and accepts and confirms the Joining Party’s agreements set forth below.
     The Joining Party hereby agrees for the benefit of the Joining Secured Parties as follows:
          1. That all Obligations will be and are secured equally and ratably by all Liens granted to the Collateral Agent, for the benefit of the Secured Parties, to secure any Obligations in respect of any Senior Debt whether or not upon property otherwise constituting collateral to such Senior Debt and that all Liens will be enforceable by the Collateral Agent for the benefit of all holders of Obligations equally and ratably as contemplated by the Collateral Agency Agreement.
          2. Pursuant to Section 10.17 of the Collateral Agency Agreement, the Joining Party will be deemed to be a party to the Collateral Agency Agreement for all purposes thereof. From and after the date hereof, the Joining Party and the Joining Secured Parties shall have all of the obligations of a Secured Party thereunder as if it had executed the Collateral Agency Agreement on the date thereof. The Joining Party hereby ratifies, as of the date hereof, and agrees, on behalf of itself and the Joining Secured Parties to be bound by, all of the terms, provisions and conditions contained in the Collateral Agency Agreement and agrees to be bound
Exhibit D to Collateral Agency Agreement

by any amendment, waiver or modification to the Collateral Agency Agreement, and any direction issued thereunder, as if a party to the Collateral Agency Agreement on the date thereof.
          3. The Joining Party, on behalf of itself and the Joining Secured Parties, consents to and recognizes the first lien pari passu status of all existing Senior Debt.
          4. The Joining Party, on behalf of itself and the Joining Secured Parties, consents to and directs the Collateral Agent to perform its obligations under the Collateral Agency Agreement and the other Security Documents.
          5. To the extent the Joining Party is an agent or trustee for one or more Persons, the Joining Party acknowledges that it has the authority to bind such Persons to the Collateral Agency Agreement and such Persons are hereby bound by the terms and conditions of the Collateral Agency Agreement.
          6. The address for notices for the Joining Party for purposes of all notices and other communications is __________, __________, Attention of __________ (Facsimile No. __________, electronic mail address: ____________).
          7. This Accession Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
          8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Exhibit D to Collateral Agency Agreement

IN WITNESS WHEREOF, the undersigned has caused this Accession Agreement to be duly executed as of the date first set forth above.

[NAME OF ADDITIONAL SECURED PARTY]
By:
Name:
Title:

Acknowledged: MIRANT MARSH LANDING, LLC, as the Borrower
By:
Name:
Title:

Acknowledged and accepted: DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Exhibit D to Collateral Agency Agreement